RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

IMPERIAL CAPITAL BANK
500 North Brand Boulevard, Suite 2300
Glendale, California 91203 Attention: Angelica Munoz

INSTRUCTIONS TO RECORDER:
Index this document as (1) a deed of trust; (2) an assignment of rents; (3) a security agreement; and (4) a fixture filing

[   ] IF THE PRECEDING BOX IS CHECKED, THIS IS A
CONSTRUCTION TRUST DEED

[logo] IMPERIAL
CAPITAL BANK

(Space above this line for Recorder's use)

DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF

RENTS. AND SECURITY AGREEMENT

THIS DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT (the "Deed of Trust") is made on August 22, 2006, by Northtown Business Center, L.L.C., a Missouri limited liability company ("Trustor"), whose address is 104 Armour Road, North Kansas City, Missouri 64116, in favor of Husch Trustee, Inc., a Missouri corporation ("Trustee"), with an office located at 235 East High Street, Jefferson City, Missouri 65101, for the benefit of IMPERIAL CAPITAL BANK ("Beneficiary"), whose principal office is located at 500 North Brand Boulevard, Suite 2300, Glendale, California 91203.

TRUSTOR IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS AND CONFIRMS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE and right of entry and possession, all of Trustor's present and future estate, right, title and interest in and to the following described property (collectively, the "Property"):

(A)  The following described real property located in the City of North Kansas City, County of Clay, State of Missouri (the "Land"):

See Exhibit "A" attached hereto and incorporated herein by this reference.

The street or common address of the Land is 105 West 26th Avenue (130 West 23rd Avenue and 115 West 26th Avenue), North Kansas City, Missouri 64116; and

(B)  All Buildings, Fixtures, Easements, Rents and Profits, Development Rights, Water Rights, Mineral Rights, and Crops (as each of such terms is defined in Article 1 of this Deed of Trust).

THIS DEED OF TRUST SECURES THE FOLLOWING INDEBTEDNESS AND OBLIGATIONS (collectively, the "Obligations") in such order of priority as Beneficiary may from time to time elect:

(1)  Payment and performance of Trustor's indebtedness and obligations under the promissory note of even date herewith in the original face principal amount of Three Million One Hundred Fifty Thousand and 00/100 Dollars ($3,150,000.00) executed by Trustor and payable to Beneficiary, or order, and all extensions, renewals, modifications, and replacements thereof (collectively, the "Note");

REV. DATE 6/04 (MISSOURI)                                          TRUSTOR'S INITIALS: /s/ CS mgr.

(2)  Payment and performance of Trustor's indebtedness and obligations under this Deed of Trust and all extensions, renewals, and modifications of this Deed of Trust;

(3)  Payment of all sums of money which may be advanced by, or otherwise due to, Trustee or Beneficiary under any provision of this Deed of Trust or to protect the security of this Deed of Trust, with interest thereon at the rate provided in this Deed of Trust;

(4)  Payment and performance of Trustor's indebtedness and obligations under the Building Loan Agreement or Loan Agreement, if any, of even date herewith between Trustor and Beneficiary which states that it is secured by this Deed of Trust and all extensions, renewals, and modifications thereof (the "Loan Agreement");

(5)  Payment and performance of all indebtedness and obligations owing on account of each future loan that Beneficiary may elect to make to Trustor or the record owner of the Land when the promissory note evidencing such loan specifically states that it is secured by this Deed of Trust, and all extensions, renewals, modifications, and replacements thereof (such loans are referred to individually as a "Future Advance" and collectively as the "Future Advances"); and

(6)  Payment and performance of Trustor's indebtedness and obligations under all other existing and future agreements executed by Trustor in connection with the loan evidenced by the Note (the "Loan") or in connection with any Future Advance, with interest thereon at the rate provided in such agreements, when such agreement specifically states that it is secured by this Deed of Trust, and all extensions, renewals, and modifications of such agreements.

FOR VALUABLE CONSIDERATION, Trustor agrees as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Deed of Trust, the following terms shall have the following definitions:

1.1 Books and Records. "Books and Records" means all books and records relating to the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including (a) records reflecting the results of operation of the Property; (b) all Leases and other documents relating to the Property; and (c) Trustor's federal income tax returns for the year in which the Loan is made and each subsequent year that the Loan is outstanding.

1.2 Buildings. "Buildings" means all buildings, structures and other improvements now existing or hereafter located on the Land.

1.3 Commercial Project. "Commercial Project" means a multifamily residential project or a retail, commercial or industrial project.

1.4 Condemnation Claims. "Condemnation Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Trustor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any condemnation of the Property or other taking of the Property for public or quasi-public use by eminent domain or to the transfer of the Property in lieu of condemnation or any such taking.

1.5 Condemnation Proceeds. "Condemnation Proceeds" means all proceeds of the Condemnation Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Condemnation Claims.

1.6 Covenants and Restrictions. "Covenants and Restrictions" means all covenants, conditions, restrictions, equitable servitudes, and all other similar matters now or hereafter affecting the Property, including any condominium, planned unit development, or cooperative apartment declaration of covenants, conditions and restrictions, by-laws, articles, rules, and regulations to which Trustor or the Property is subject or bound.

1.7 Crops. "Crops" means all crops, trees and vines now or hereafter growing on the Land.

1.8 Development Rights. "Development Rights" means all existing and future development rights, development credits, air rights, and options of any kind relating to the Property.

1.9 Easements. "Easements" means all existing and future easements, rights of way, licenses, and similar rights relating or appurtenant to the Property and all existing and future rights in or to streets, roads, sidewalks, alleys, strips and gores adjoining or used in connection with the Property.

         1.10 Event of Default. "Event of Default" means any of the events described in Article 3 of this Deed of Trust.

2   TRUSTOR'S INITIALS: /s/ CS mgr.

1.11 Fixtures. "Fixtures" means all fixtures, machinery, equipment, building materials, and appliances now or hereafter located in, on, attached or affixed to, or used in connection with the Land or the Buildings, including all systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light; elevators, escalators and related machinery and equipment; fire prevention and extinguishing equipment and water sprinkler systems; security and access control equipment; water heaters, showers, bathtubs, tanks, pumps, toilets, sinks, pipes, and other plumbing fixtures and equipment; stoves, ranges, refrigerators, dishwashers, and disposals; laundry equipment; engines, motors, generators, boilers, furnaces, and incinerators; wall, window, and floor coverings, including screens, shades, drapes, and awnings; partitions, doors, windows, cabinets, bookcases, and hardware; janitorial, maintenance, and waste and rubbish removal equipment; recreational equipment; signs; switchboards, telephone systems, and other communication equipment; television, radio, and computer cables, antennae, and other equipment; chandeliers and other light fixtures; trees, plants and other landscaping; and all attachments, substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing, all of which shall conclusively be deemed to be part of the Land and Buildings and conveyed by this Deed of Trust, whether or not affixed or attached to the Land.

1.12 Governmental Authorities. "Governmental Authorities" means (a) the United States; (b) the state, county, city, or other political subdivision in which the Land is located; (c) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, and other instrumentalities or authorities; and (d) all judicial authorities and public utilities having or exercising jurisdiction over Trustor or the Property.

1.13 Governmental Permits. "Governmental Permits" means all permits, approvals, and authorizations now or hereafter issued by all Governmental Authorities for or in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including grading permits, foundation permits, building permits, tentative subdivision map approvals, zone changes, zone variances, conditional use permits, temporary certificates of occupancy, and final certificates of occupancy.

1.14 Governmental Requirements. "Governmental Requirements" means all existing and future laws, ordinances, rules, regulations, orders, and requirements of all Governmental Authorities applicable to Trustor or the Property, including those respecting the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property.

1.15 Ground Lease. "Ground Lease" means any lease agreement creating a leasehold estate which is now or hereafter encumbered by this Deed of Trust.

1.16 Guaranties. "Guaranties" means the guaranty agreement or agreements executed by the Guarantors.

1.17 Guarantors. "Guarantors" means the Person or Persons, if any, now or hereafter guaranteeing payment of the Note or payment or performance of any or all of the other Obligations.

1.18 Impositions. "Impositions" means all (a) Taxes; (b) Insurance Premiums; (c) gas, electricity, water, sewer, and other utility charges which are incurred for the benefit of the Property or which may become a lien against the Property; (d) assessments, charges, and fees imposed pursuant to any Covenants and Restrictions; (e) assessments, charges and fees payable with respect to any Easements, Water Rights or Development Rights; (f) principal, interest, and other amounts payable in connection with any Liens; (g) rents and other amounts payable under any Ground Lease; and (h) such other taxes, charges, premiums, assessments and impositions relating to the Property, the payment of which Beneficiary determines to be necessary to protect Beneficiary's security for the Obligations.

1.19 Improvements. "Improvements" means the Buildings and Fixtures, collectively.

1.20 Insurance Claims. "Insurance Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Trustor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise under any policy of insurance which Trustor maintains with respect to the Property or which Trustor is required to maintain under this Deed of Trust (collectively, the "Insurance Policies").

1.21 Insurance Proceeds. "Insurance Proceeds" means all proceeds of the Insurance Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Insurance Claims.

1.22 Insurance Premiums. "Insurance Premiums" means all premiums and other amounts payable in connection with procuring or maintaining the Insurance Policies.

1.23 Leases. "Leases" means all existing and future rental agreements, leases, licenses, concessions, occupancy agreements, and other similar agreements affecting the Property, including all subleases at any level.

1.24 Liens. "Liens" means all mortgages, deeds of trust, mechanics' liens, and other liens and encumbrances of every kind and nature, other than this Deed of Trust, now or hereafter affecting the Property.

3   TRUSTOR'S INITIALS: /s/ CS mgr.

1.25 Loan Documents. "Loan Documents" means the Note, this Deed of Trust, the Loan Agreement, if any, all promissory notes evidencing any Future Advances, all other documents secured by this Deed of Trust, and all other documents executed by Trustor or any of the Guarantors and delivered to Beneficiary at Beneficiary's request in connection with the Loan or any Future Advance, and all extensions, renewals, modifications, and replacements of such documents.

1.26 Mineral Rights. "Mineral Rights" means alf existing and future right, title, and interest in and to all minerals, oil, gas and other hydrocarbon substances in or on the Property.

1.27 Person. "Person" means any natural person or any entity, including any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, trustee, or Governmental Authority.

1.28 Property Claims. "Property Claims" means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature (other than the Insurance Claims and Condemnation Claims) which Trustor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any or all of the following: (a) the Property; (b) any existing or future fact, matter, occurrence, or transaction relating to the Property; or (c) the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property.

1.29 Property Proceeds. "Property Proceeds" means all proceeds of the Property Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Property Claims.

1.30 Rents and Profits. "Rents and Profits" means all existing and future rents, royalties, issues, profits, proceeds, revenues, income and other benefits of the Property and all Leases, including all security deposits and prepaid rent.

1.31 Taxes. "Taxes" means (a) all taxes, bonds, levies and assessments now or hereafter affecting the Property, including all general and special real and personal property taxes, bonds, and assessments affecting the Property; (b) all other taxes, bonds, levies and assessments which now are or hereafter may become a lien on the Property, including all income, profits, franchise, withholding, and gross receipt taxes; (c) all other charges now or hereafter imposed on or assessed against the Property by any Governmental Authority or arising with respect to the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property; and (d) all taxes, bonds, levies, and assessments now or hereafter imposed by any Governmental Authorities on Trustee or Beneficiary by reason of their respective interests in this Deed of Trust, the Note, or any promissory note evidencing a Future Advance, excluding any franchise, estate, inheritance, income, or similar tax imposed on Beneficiary or Trustee.

1.32 Tenants. "Tenants" means all tenants and occupants of the Property under the Leases.

1.33 Water rights. "Water rights" means all existing and future water, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), and all water stock relating to the Property.

ARTICLE 2

COVENANTS OF TRUSTOR

2.1 Performance of Secured Obligations. Trustor shall pay and perform each and all of the Obligations in accordance with their respective terms.

2.2 Preservation of the Property. Trustor (a) shall maintain the Property in good condition and repair; (b) shall promptly repair and restore in a good and workmanlike manner any part of the Property which may be damaged or destroyed, whether or not any Insurance Proceeds are adequate to pay for the cost of such repair and restoration; (c) shall comply and cause the Property to comply with the provisions of all Insurance Policies; (d) shall comply and cause the Property to comply with all Governmental Requirements; (e) shall comply and cause the Property to comply with all Covenants and Restrictions; (f) shall maintain in effect all Governmental Permits; (g) shall not initiate, join in or consent to any change in the zoning, general plan, specific plan, or any other land use classification affecting the Property or any Covenant or Restriction without the prior written consent of Beneficiary; (h) shall not remove, demolish, improve, add to, or alter the Improvements (excluding non-structural alterations which preserve or increase the value of the Property) or change the character or use of the Property without the prior written consent of Beneficiary; (i) shall not commit or permit any waste respecting the Property or impairment of the Property; (j) shall not abandon the Property; (k) shall not commit or permit any act upon the Property in violation of any Governmental Requirements; (I) shall promptly complete in a good and workmanlike manner all Improvements which Trustor commences to construct on the Land; and (m) shall paint, cultivate, irrigate, fertilize, fumigate, prune, maintain and do all other acts, in a timely and proper manner, which from the character or use of the Property may be necessary or appropriate to preserve, protect and maintain the value of the Property.

2.3 Insurance. Trustor shall at all times maintain in full force (a) fire and extended coverage all risk insurance, together with such endorsements as Beneficiary may require, including vandalism, malicious mischief, earthquake, and flood coverage; (b) commercial general liability insurance; and (c) such other types of insurance as may from time to time be required by

4   TRUSTOR'S INITIALS: /s/ CS mgr.

Beneficiary, including business interruption insurance, rental loss insurance, and workers' compensation insurance. Each of the Insurance Policies, including the amounts, form, coverage, deductibles, insurer and loss payable and cancellation provisions, shall be acceptable to Beneficiary. Without limiting any of the terms of this Section, (i) each of the Insurance Policies shall provide that it may be canceled or modified only upon not less than thirty (30) days prior written notice to Beneficiary; (ii) the fire and extended coverage and other casualty insurance policies which Trustor is required to maintain under this Deed of Trust shall contain a mortgagee's loss payable endorsement acceptable to Beneficiary naming Beneficiary as loss payee and shall be written with liability in an amount equal to the greater of the original face principal amount of the Note or the full replacement cost of the improvements, subject to applicable legal limitations on the amount of such insurance which may be required by Beneficiary; and (iii) the comprehensive general liability policy which Trustor is required to maintain shall name Beneficiary as an additional insured and shall be primary and noncontributing with any insurance maintained by Beneficiary.

2.4 Insurance Policies. Upon Beneficiary's request, Trustor shall deliver to Beneficiary the originals of all Insurance Policies together with receipts for the full payment of all Insurance Premiums, and Beneficiary shall have the right to hold such policies as long as any Obligations are outstanding. By approving, disapproving, accepting, obtaining or failing to obtain any Insurance Policies, Beneficiary shall not be liable or responsible for the suitability, adequacy, enforceability, validity, amount, form, or content of any Insurance Policies, the solvency of any insurer, or the collection of any Insurance Proceeds, and Trustor shall at all times have full responsibility for all of such matters. Not later than thirty (30) days prior to the expiration of each of the Insurance Policies, Trustor shall deliver to Beneficiary a policy or policies renewing or extending the expiring Insurance Policies together with written evidence showing payment of the Insurance Premiums for such policies. If Trustor fails to deliver any of the Insurance Policies to Beneficiary in accordance with this Deed of Trust, or if any of the Insurance Policies is canceled, Beneficiary, without notice to or demand upon Trustor, shall have the right to obtain such insurance in such form, content and amount and with such insurer as Beneficiary determines to be necessary or appropriate to protect its interest. Without limiting any other provision of this Deed of Trust, all premiums and other costs and expenses paid or incurred by Beneficiary in connection with Beneficiary's obtaining any Insurance Policies under this Section shall be payable by Trustor to Beneficiary on Beneficiary's demand. Notwithstanding anything to the contrary contained in the Loan Documents, if Beneficiary elects to obtain any Insurance Policies as a result of Trustor's breach of its obligation to maintain such Insurance Policies in accordance with the terms of this Deed of Trust or the other Loan Documents (including as a result of Trustor's failure to timely provide Beneficiary with evidence acceptable to Beneficiary of the existence, renewal or extension of any Insurance Policies), then in addition to all other amounts that may be payable by Trustor to Beneficiary under the terms of this Deed of Trust as a result of such breach, Trustor shall also pay to Beneficiary upon Beneficiary's demand a non-refundable administrative fee equal to $100.00 (the "Administrative Fee"). Trustor agrees that the actual administrative costs and expenses incurred by Beneficiary because of any failure by Trustor to maintain the Insurance Policies or to provide Beneficiary with evidence of the existence, renewal or extension of any Insurance Policies are extremely difficult and impracticable to ascertain, and the Administrative Fee described in this Section represents a reasonable attempt to fix such costs and expenses under the circumstances existing at the time this Deed of Trust is executed. If Trustor fails to timely provide Beneficiary with evidence acceptable to Beneficiary of the existence, renewal or extension of any Insurance Policies, such Administrative Fee and the other amounts provided for in this Section nevertheless shall be payable by Trustor to Beneficiary upon Beneficiary's demand, even if Trustor has in fact obtained, renewed, or extended such Insurance Policies. Beneficiary's acceptance of any such Administrative Fee shall not constitute a waiver of any breach by Trustor of its obligation to maintain the Insurance Policies or of any of the other terms of the Loan Documents and shall not affect Beneficiary's right to enforce any of its rights and remedies against Trustor or any other Person under the Loan Documents. Neither Trustee nor Beneficiary shall be obligated to obtain or maintain any policy of insurance with respect to the Property. All Insurance Policies relating to the Property and all unearned Insurance Premiums shall automatically inure to the benefit of and be deemed to be assigned to the grantee of the Property at any judicial or nonjudicial foreclosure sale under this Deed of Trust or by any deed in lieu of foreclosure under this Deed of Trust.

2.5 Assignment of Insurance Claims and Proceeds. To secure the Obligations, Trustor grants, transfers, and assigns to Beneficiary the Insurance Claims and Insurance Proceeds.

2.6 Assignment of Condemnation Claims and Proceeds and Other Claims. To secure the Obligations, Trustor grants, transfers, and assigns to Beneficiary the Condemnation Claims, Condemnation Proceeds, Property Claims, and Property Proceeds.

2.7 Payment of Proceeds. Trustor shall cause all Insurance Proceeds, Condemnation Proceeds and Property Proceeds (collectively, the "Proceeds") to be paid or delivered directly to Beneficiary. Beneficiary shall at all times have the right but not the obligation (a) to demand, collect, accept, receive and give receipts for any and all of the Proceeds; and (b) to direct any Person to pay or deliver any or all of the Proceeds directly to Beneficiary. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary to make any inquiry as to the sufficiency of any Proceeds received by Beneficiary. If for any reason Trustor receives any Proceeds, Trustor (i) shall immediately pay or deliver such Proceeds to Beneficiary in the original form in which received by Trustor; (ii) shall endorse, with recourse, all checks, drafts, money orders, notes, and other instruments or documents representing such Proceeds to Beneficiary; (iii) shall not commingle such Proceeds with any of Trustor's other funds or property; and (iv) shall hold such Proceeds separate and apart from its other funds and property in an express trust for Beneficiary until paid or delivered to Beneficiary.

2.8 Prosecution and Settlement of Claims. Prior to the occurrence of any Event of Default, Trustor shall have a license to prosecute and enforce the Insurance Claims, Condemnation Claims, and Property Claims (collectively, the "Claims"). Beneficiary shall at all times have the right to appear in, defend, and prosecute any action or proceeding arising out of or relating to any or all of the Claims if Beneficiary determines that such action is necessary or appropriate to protect Beneficiary's interest in connection with the Obligations. Upon the occurrence of an Event of Default, Trustor's license to prosecute and enforce the Claims

5   TRUSTOR'S INITIALS: /s/ CS mgr.

shall be revoked upon, and to the extent provided in, notice by Beneficiary to Trustor. Following such revocation, Beneficiary, at its option, shall have the exclusive right to prosecute and enforce any or all of the Claims to the extent provided in Beneficiary's notice of revocation and to compromise, adjust, settle or dismiss any or all of the Claims, whether or not Beneficiary has taken possession of the Property. Without Beneficiary's prior written consent, Trustor shall not (a) sell, transfer, pledge, hypothecate or otherwise dispose of or abandon any or all of the Claims; or (b) compromise, adjust, settle, or dismiss any or all of the Claims.

2.9 No Liability by Beneficiary. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary to prosecute or enforce any or all of the Claims nor shall Beneficiary have any liability or responsibility for any failure or delay by Beneficiary in prosecuting or enforcing any or all of the Claims or to collect any or all of the Proceeds. Trustor shall at all times have the right to determine and follow its own policies and practices in the conduct of its business, subject to the terms and conditions of the Loan Documents. Nothing contained in this Deed of Trust nor Beneficiary's receipt of any Proceeds shall result in any obligation or liability by Beneficiary for the performance or observance of any of the terms of any document or Insurance Policies relating to any or all of the Claims or the Proceeds.

2.10 Application of Proceeds. Beneficiary, at its option, shall have the right (a) to apply any or all Proceeds received by Beneficiary to any or all of the Obligations in such order and manner as Beneficiary shall determine, whether or not such Obligations are then due and payable and without regard to the adequacy or impairment of the security for the Obligations; (b) to release any or all of the Proceeds received by Beneficiary for payment of the costs of repair or reconstruction of the Property on such terms and conditions as may be acceptable to Beneficiary; or (c) to release any or all of the Proceeds received by Beneficiary to Trustor on such terms and conditions as may be acceptable to Beneficiary. If and to the extent that the Note provides for Trustor's payment of a prepayment charge, such prepayment charge shall not apply with respect to principal prepayments resulting from Beneficiary's election to apply any Proceeds to the outstanding principal balance of the Note. Provided that no Event of Default has occurred and is continuing, Beneficiary shall permit Insurance Proceeds to be used for the repair and reconstruction of the Project, provided that the cost of such repair or reconstruction does not exceed fifty percent (50%) of the full replacement cost of the Project and the conditions contained in Section 2.11 below are satisfied, as reasonably determined by Beneficiary.

2.11 Release of Proceeds for Reconstruction. Without limiting the generality of Section 2.10 above, Trustor agrees that if Beneficiary elects to release any Proceeds for repair or reconstruction of the Property, at Beneficiary's option, such release shall be conditioned on Trustor's satisfaction of the following conditions within sixty (60) days after the occurrence of the damage requiring the repair or reconstruction: (a) Trustor's deposit with Beneficiary of such funds in addition to the Proceeds as Beneficiary determines to be necessary to pay all direct and indirect costs relating to the repair or reconstruction of the Property; (b) the establishment of a procedure acceptable to Beneficiary for Beneficiary's disbursement of the Proceeds; (c) Beneficiary's receipt and approval of final plans and specifications and a cost breakdown for the repair or reconstruction of the Property; (d) Beneficiary's receipt and approval of (i) a general construction contract for the repair or reconstruction of the Property executed by Trustor and a contractor acceptable to Beneficiary; and (ii) payment and performance bonds written on such general contractor issued by a surety acceptable to Beneficiary; (e) evidence acceptable to Beneficiary that (i) the repair and reconstruction of the Property can be completed and a final and unconditional certificate of occupancy for the Property can be issued not later than thirty (30) days before the maturity date of the Note; (ii) upon completion of the repair or reconstruction of the Property, the income from the Property will be sufficient to pay all Impositions, operating expenses of the Property and installment payments due in connection with the Loan and any Future Advances; (iii) leases acceptable to Beneficiary will be in effect or remain in effect upon completion of the repair or reconstruction of the Property; (iv) upon completion of the repair or reconstruction of the Property, the fair market value of the Property will be at least as great as it was prior to the date on which the damage or condemnation occurred as shown in an appraisal acceptable to Beneficiary; (v) there has been no adverse change in the financial condition of Trustor or any Guarantors since the date of this Deed of Trust; and (vi) no Event of Default exists; and (f) such additional conditions as Beneficiary may establish.

2.12 Taxes and Impositions. Trustor (a) shall pay all Taxes at least ten (10) days before delinquency; and (b) shall pay all other Impositions when due. Upon Beneficiary's request, Trustor shall deliver to Beneficiary receipts and such other substantiating documentation as may be required by Beneficiary to evidence payment of all Impositions by Trustor in accordance with this Section. Pursuant to Mo. Rev. Stat. §427.120, Trustor acknowledges receipt of the following notice: "Unless you [Trustor] provide evidence of the insurance coverage required by your agreement with us [Beneficiary], we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own."

If Trustor fails to maintain any insurance required hereunder or under the other Loan Documents or fails to provide evidence of such insurance as required hereunder or under the other Loan Documents, Beneficiary may, but shall not be obligated to, purchase such required insurance at Trustor's expense to protect its interests in the Property. This insurance may, but need not, protect the Trustor's interests in the Property. The coverage that Beneficiary purchases shall not be required to pay any claim that the Trustor makes or any claim that is made against the Trustor in connection with the Property. The Trustor may later cancel any insurance purchased by Beneficiary, but only after providing evidence that the Trustor has obtained the insurance required hereunder and under any other Loan Document. If Beneficiary purchases insurance for the Property, Trustor will be responsible for the costs of the insurance, including the insurance premium, interest thereon from the date of each such payment or expenditure at the then applicable rate under the Note and any other charges Beneficiary may impose in connection with the placement of the

6   TRUSTOR'S INITIALS: /s/ CS mgr.

insurance, until the effective date of the cancellation or expiration of the insurance. All sums so paid or expended by Beneficiary, the interest thereon and the other charges in connection therewith shall be added to the Obligations and shall be secured by the lien of this Deed of Trust. The costs of the insurance obtained by the Beneficiary may be more than the cost of insurance Trustor may be able to obtain on its own. Unless Beneficiary otherwise agrees in writing, the Trustor shall pay to Beneficiary the full costs of such insurance, together with the accrued interest thereon and the other charges in connection therewith, within thirty (30) days after "Notice of Placement of Insurance" as required by Mo. Rev. Stat. 427.125.

2.13 Impounds.

(a)  Impound Account. If Trustor fails to pay any of the Impositions when due, upon ten (10) days prior written notice by Beneficiary to Trustor, Beneficiary, at its option, shall have the right to require Trustor to deposit with Beneficiary, in monthly installments, an amount equal to one-twelfth (1/12th) of the estimated aggregate annual Impositions, as determined by Beneficiary. If Beneficiary exercises its right to require Trustor to make such deposits with Beneficiary, Trustor shall deliver to Beneficiary all bills, statements, and invoices relating to the Impositions immediately upon Trustor's receipt of such items. The amounts deposited by Trustor with Beneficiary pursuant to this Section 2.13 (collectively, the "Impound Funds") (i) shall not be deemed to be held by Beneficiary in trust or as agent of Trustor; (ii) shall not bear interest, except as otherwise expressly required by law; (iii) shall be applied by Beneficiary to the payment of the Impositions in such order of priority as Beneficiary shall determine, provided Trustor has delivered to Beneficiary the appropriate bills, statements and invoices relating to the Impositions not later than thirty (30) days prior to the due date thereof; and (iv) may be commingled by Beneficiary with its general funds. If, at any time within thirty (30) days prior to the due date of any of the Impositions, Beneficiary determines that the Impound Funds then held by Beneficiary are insufficient to pay such Impositions in full, upon Beneficiary's demand, Trustor shall deposit with Beneficiary the amount of such deficiency, as determined by Beneficiary. If the Impound Funds held by Beneficiary exceed the amount necessary to discharge the Impositions for which such Impound Funds were deposited, Beneficiary, at its option, may either refund such excess to Trustor or may hold such excess and reduce proportionately the periodic deposits required to be made by Trustor for payment of the Impositions.

(b)  Security Interest. Trustor grants a security interest to Beneficiary in all Impound Funds deposited by Trustor with Beneficiary under this Section 2.13 to secure the Obligations. Upon the occurrence of any Event of Default, Beneficiary, at its option and without regard to the adequacy of any other collateral securing the Obligations, shall have the right to apply any or all of the Impound Funds to any or all of the Obligations in such amounts and order as Beneficiary may determine.

(c)  Assignment: Reconvevance. If Beneficiary assigns this Deed of Trust, Beneficiary shall have the right to transfer all Impound Funds held by Beneficiary to Beneficiary's assignee. Upon such transfer, Beneficiary shall have no further liability of any kind with respect to the Impound Funds, and Beneficiary's assignee shall be deemed to have assumed all liabilities of Beneficiary with respect to the Impound Funds. Following full payment and performance of all of the Obligations and the reconveyance of the Property under this Deed of Trust, Beneficiary shall refund to Trustor any Impound Funds then held by Beneficiary.

          (d)  No Liability for Insufficient Impound Funds. Nothing contained in this Section 2.13 shall be deemed (i) to require Beneficiary to pay any amounts on account of any Impositions in excess of the Impound Funds held by Beneficiary; or (ii) to impair, prejudice or otherwise affect any of Beneficiary's rights or remedies under this Deed of Trust or under applicable law to pay any or all of the Impositions if the Impound Funds then held by Beneficiary are insufficient for such purposes and to add the amount paid by Beneficiary to the Obligations.

2.14 Absolute Assignment of Rents and Profits.

(a)  Absolute Assignment. Trustor absolutely, irrevocably and unconditionally grants, transfers and assigns to Beneficiary all Rents and Profits. Prior to the occurrence of an Event of Default, Trustor shall have a license to collect and retain on the terms of this Section 2.14 all Rents and Profits as they become due and payable. Upon the occurrence of an Event of Default, Trustor's license to collect the Rents and Profits shall automatically be revoked without notice to Trustor. Following such revocation, Beneficiary shall be entitled to collect and retain all Rents and Profits, whether or not Beneficiary has taken possession of the Property, and Trustor shall immediately pay or deliver to Beneficiary any Rents and Profits then held or thereafter collected by Trustor. All Rents and Profits collected by or on behalf of Beneficiary may be applied by Beneficiary to the Obligations in such order and amounts as Beneficiary may determine. If Beneficiary elects to seek the appointment of a receiver following the occurrence of an Event of Default, Trustor irrevocably and unconditionally consents to the appointment of a receiver without regard to the adequacy of the security for any of the Obligations. Notwithstanding anything to the contrary contained in this Deed of Trust, the assignment of Rents and Profits contained in this Section is an absolute assignment and not an assignment as security. Neither the assignment of Rents and Profits contained in this Section nor any action taken by Beneficiary to collect the Rents and Profits shall be deemed to make Beneficiary a mortgagee-in-possession of the Property or shall be deemed to render Beneficiary directly or indirectly liable or responsible for (i) the use, control, condition, care, operation, occupancy, management, repair, or leasing of the Property; (ii) the production of Rents and Profits from the Property; or (iii) the performance or observance of any or all of Trustor's duties, obligations, representations, or warranties under any Leases or other agreements relating to the Rents and Profits. Beneficiary shall have no responsibility or liability of any kind for any failure or delay by Beneficiary in enforcing any of the terms or conditions of this Section 2.14.

(b)  Applications of Rents and Profits Prior to Revocation of License. Trustor shall apply the Rents and Profits to the payment of all reasonable and necessary operating costs and expenses of the Property, installment payments due in connection with the Loan and any Future Advances, payment of Impositions, and a reasonable reserve for future reasonable and

7   TRUSTOR'S INITIALS: /s/ CS mgr.

necessary expenses, repairs and replacements relating to the Property before using the Rents and Profits for any other purpose which does not directly benefit the Property.

(c) Notices to Tenants. Upon revocation of the license described in Section 2.14(a) above, Trustor irrevocably authorizes and directs all Tenants under the Leases to comply with any notice or demand by Beneficiary for payment to Beneficiary of any Rents and Profits or for the performance of any of the Tenant's other respective obligations under the Leases, regardless of any conflicting demand by Trustor or notice by Trustor to any Tenant that Beneficiary's demand is invalid or wrongful. No Tenant shall have any duty to inquire as to whether any default by Trustor has occurred under the Loan Documents in connection with any notice or demand by Beneficiary under this Section.

2.15 Sales. Transfers. and Further Encumbrances. Beneficiary shall have the right, at its option and without notice to or demand on Trustor, to declare any or all Obligations to be immediately due and payable if any of the following events occurs without Beneficiary's prior written consent: (a) the sale, conveyance, transfer, mortgage, encumbrance, lease or alienation of all or any part of the Property or any interest in the Property, whether voluntary or involuntary, or Trustor's grant of any option or agreement to effect any such transaction; (b) if Trustor or any General Partner or Manager of Trustor is a partnership, the admission, withdrawal, retirement or removal of any general partner of Trustor or any of Trustor's General Partners or Managers, or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Trustor or any of Trustor's General Partners or Managers; (c) if Trustor or any General Partner or Manager of Trustor is a corporation, the sale or transfer of an aggregate of more than twenty-five percent (25%) of any class of stock in such corporation or the issuance by such corporation of additional stock to any Person who is not a shareholder in such corporation as of the date of this Deed of Trust; (d) if Trustor or any General Partner or Manager of Trustor is a limited liability company, the appointment, withdrawal, retirement or removal of any Manager of Trustor or any of Trustor's General Partners or Managers or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Trustor or any of Trustor's General Partners or Managers; (e) if Trustor or any of Trustor's General Partners or Managers is a corporation, partnership, or limited liability company, the dissolution or liquidation of Trustor or any of Trustor's General Partners or Managers; or (f) any change in the character or use of all or part of the Property, including drilling for or the extraction of oil, gas or any other hydrocarbon substance or the lease of all or any part of the Property for any such purpose. Without limiting the generality of any provision of this Deed of Trust (including Section 6.8 below), Beneficiary's consent to any or all of the events described in this Section may be withheld by Beneficiary in its sole and absolute discretion. Beneficiary's consent to any event described in this Section shall not be deemed to be a consent to, or a waiver of the right to require such consent for, any other event. For purposes of this Deed of Trust, (i) the term "partnership" includes a general partnership, limited partnership, limited liability partnership, and joint venture; and (ii) the term "Manager" means any Person who is acting as a manager of a limited liability company, including any member who is acting in such capacity.

2.16 Reauest for Beneficiary's Consent to Transfers. All requests by Trustor for Beneficiary's consent under Section 2.15 above (a) shall specifically describe the transaction with respect to which Beneficiary's consent is requested; (b) shall be delivered to Beneficiary not less than sixty (60) days before Trustor proposes to take the action with respect to which Beneficiary's consent is requested; (c) shall be accompanied by complete and accurate copies of all documents relating to the transaction with respect to which Beneficiary's consent is requested, including financial statements and other information regarding the proposed transferee; and (d) shall be accompanied by a non-refundable review fee payable to Beneficiary in an amount required by Beneficiary, which amount shall not be less than $1,500. Trustor acknowledges and agrees that Beneficiary's right to withhold its consent, in its sole and absolute discretion, to any or all of the events described in Section 2.15 above is based, in part, on the fact that Trustor's particular financial condition, credit history, character, experience, ability and expertise, as represented by Trustor to Beneficiary, were material and important factors in Beneficiary's decision to make the Loan, and that Beneficiary will continue to rely on such matters to insure satisfactory compliance with the Loan Documents during the entire term of the Loan. If Beneficiary, in its sole and absolute discretion, consents to any of the transactions described in Section 2.15 above, (i) such consent shall not be deemed to release Trustor or any other Person liable for payment or performance of the Obligations, and Trustor and such Persons shall continue to remain liable for payment and performance of the Obligations in accordance with the terms of the Loan Documents; and (ii) such consent shall be conditioned on [A] the payment to Beneficiary of all costs, fees, and expenses incurred by Beneficiary in connection with its review, analysis, and preparation of documents with respect to the proposed transaction, including all attomeys' fees and costs incurred by Beneficiary; and [B] the satisfaction of such other conditions as Beneficiary, in its sole and absolute discretion, may establish in connection with the proposed transaction. Nothing contained in this Section constitutes or shall be construed as an agreement by Beneficiary to consent to any or all of the transactions described in Section 2.15 above or to impair or otherwise affect in any way Beneficiary's right to withhold its consent to any or all of such transactions in Beneficiary's sole and absolute discretion.

2.17 Subordinate Mortaaaes. If Beneficiary consents to any other Lien on the Property ("Subordinate Mortgage"), or if the prohibition on Trustor's execution of any Subordinate Mortgage is unenforceable under applicable law, Trustor shall not execute any Subordinate Mortgage unless Trustor has first delivered to Beneficiary a written agreement, acceptable to Beneficiary, executed by the holder of the Subordinate Mortgage which provides that (a) the Subordinate Mortgage is and shall at all times remain unconditionally subject and subordinate to this Deed of Trust; (b) if any action or proceeding is commenced to foreclose the Subordinate Mortgage, no Tenant under any Lease shall be named as a defendant in such action or proceeding, nor shall such action or proceeding terminate any Lease, without Beneficiary's prior written consent; (c) all Rents and Profits, whether collected directly by the holder of the Subordinate Mortgage or through a receiver, shall be applied first to the Obligations, second to the payment of the Impositions, and thereafter to payment of maintenance and operating costs relating to the Property; and (d) the holder of the Subordinate Mortgage shall give written notice to Beneficiary not later than ten (10) days prior to commencing any judicial or nonjudicial action or proceeding to foreclose the Subordinate Mortgage. Trustor acknowledges and agrees that Beneficiary's determination as to whether or not to grant its consent to any proposed Subordinate Mortgage shall be based upon, among other things, the debt coverage ratio of the combined Obligations secured by this Deed of Trust and the indebtedness to be

8   TRUSTOR'S INITIALS: /s/ CS mgr.

secured by such proposed Subordinate Mortgage, in addition to such other factors as Beneficiary, in its sole and absolute discretion, shall determine to be relevant or appropriate.

2.18 Fixtures. Notwithstanding Section 2.15 above, Trustor may from time to time replace any Fixtures constituting a part of the Property, provided that prior to the replacement of such Fixtures, Trustor shall provide Beneficiary with evidence acceptable to Beneficiary that (a) the replacement property for such Fixtures is at least equivalent in value, character, and quality to the Fixtures being replaced; (b) Trustor has good and marketable title to such replacement property free and clear of all liens, claims, and interests other than the lien of this Deed of Trust; and (c) this Deed of Trust shall constitute a first lien on such replacement Property.

2.19 Permitted Leasinq. Notwithstanding Section 2.15 above, Trustor shall have the right to enter into Leases without Beneficiary's prior written consent, provided that all of the following conditions are satisfied: (a) the term of such Lease, including any extension or renewal options, does not exceed a total of five (5) years; (b) the form used for such Lease has been approved in writing by Beneficiary prior to Trustor's execution of the Lease, such form has not been modified, amended or supplemented in any material respect, and Beneficiary's approval of such form has not been modified or revoked at the time the Lease is executed by Trustor; (c) the rental and all other charges under such Lease are not more favorable to the Tenant than pro forma rental and other charges which have been approved in writing by Beneficiary not more than six (6) months prior to Trustor's execution of such Lease, and such approval has not been modified or revoked at the time the Lease is executed by Trustor; (d) such Lease is unconditionally subordinate to this Deed of Trust and contains an attomment provision consistent with Section 2.21 below; (e) no Event of Default has occurred prior to Trustor's execution of such Lease; and (f) Trustor provides Beneficiary with an accurate and complete copy of such Lease within five (5) business days after such Lease is executed by Trustor.

2.20 Leases. Upon Beneficiary's request, Trustor shall execute, acknowledge and deliver to Beneficiary an absolute and unconditional assignment acceptable to Beneficiary of all of Trustor's interests in all Leases and all guaranties of and security for the Tenants' respective obligations under the Leases.

2.21 Attornment at Beneficiary's Option. Each Tenant who enters into a Lease for the Property after the date of recordation of this Deed of Trust (each such Lease is referred to as a "Subordinate Lease") and who has not entered into a written non-disturbance and attornment agreement with Beneficiary shall be deemed to have agreed to attom to Beneficiary and accept Beneficiary as the landlord under its Lease on the terms of this Section. If Beneficiary acquires title to the Property by judicial or nonjudicial foreclosure under this Deed of Trust or by deed in lieu of foreclosure under this Deed of Trust, Beneficiary, at its option, shall have the right to require any or all Tenants under Subordinate Leases to attorn to and accept Beneficiary as the landlord under such Tenant's Subordinate Lease (the "Attornment Option") by giving written notice to such Tenant within thirty (30) days after the date on which Beneficiary acquires title to the Property (the "Acquisition Date"). If Beneficiary exercises the Attomment Option with respect to any Subordinate Lease, such attomment shall be effective and self-operative as of the Acquisition Date without the execution of any further documents on the part of the Tenant, Beneficiary, or any other party, and the Tenant under the Subordinate Lease shall be bound to Beneficiary under all of the terms, covenants, and conditions of the Subordinate Lease for the remaining balance of the term thereof, with the same force and effect as if Beneficiary were the landlord under such Lease. Whether or not Beneficiary exercises its Attornment Option with respect to any Subordinate Lease, Beneficiary (a) shall not be liable for any act or omission of any prior landlord under any Subordinate Lease, including Trustor; (b) shall not be subject to any offset, defense, or claim which any Tenant may have against any prior landlord under any Subordinate Lease, including Trustor; (c) shall not be obligated (i) to return any security deposit now or hereafter paid by any Tenant; (ii) to return any prepaid rent or other amounts prepaid by any Tenant; or (iii) to grant any Tenant a credit for any such security deposit, prepaid rent or other prepaid amounts (excluding monthly rent and other charges which have not been prepaid for more than one month in advance), except to the extent, if any, that Beneficiary has actually and unconditionally received such security deposit, prepaid rent or other prepaid amounts; and (d) shall not be obligated to complete the construction of any or all Improvements. Without limiting the terms of this Section, upon Beneficiary's request, each Tenant under a Subordinate Lease shall execute and deliver to Beneficiary any document which Beneficiary determines to be necessary or appropriate to evidence such Tenant's attornment to Beneficiary on the terms of this Section, including a new lease with Beneficiary on the same terms and conditions as the Subordinate Lease for a term equal to the unexpired term of the Subordinate Lease. Nothing contained in this Section shall be deemed to obligate Beneficiary to recognize any Subordinate Lease or accept an attornment by any Tenant upon Beneficiary's acquisition of title to the Property. If Beneficiary elects not to exercise the Attornment Option within the time period specified in this Section with respect to any Subordinate Lease, such Subordinate Lease and all of the rights, privileges and powers of the Tenant thereunder shall automatically terminate and shall be of no further force or effect from and after the Acquisition Date.

2.22 Compliance with Leases. Trustor (a) shall perform all obligations of the landlord under the Leases and shall not permit or suffer any default by Trustor under the terms of any of the Leases; and (b) shall diligently enforce all remedies available to Trustor in the event of a default by any Tenant under any of the Leases.

2.23 Termination or Modification of Leases. Without Beneficiary's prior written consent, and except as otherwise expressly permitted by the Loan Documents, Trustor shall not (a) terminate, cancel, accept a surrender of, modify, amend or waive any of Trustor's rights under any of the Leases, except cancellation of a Lease based on a material default by the Tenant thereunder; (b) collect rent under any of the Leases for more than one (1) month in advance; (c) agree to subordinate any of the Leases to any other Lien; (d) discount the rent or other amounts payable under any of the Leases or release any Tenant or any other party liable for the performance of any Tenant's obligations under any of the Leases; (e) consent to any sublease or to the assignment of all or part of any Tenant's interest under the Leases; or (f) in any other manner impair Beneficiary's rights with respect to or interest in the Rents and Profits. Any attempted termination, cancellation, surrender, modification, amendment, or subordination of a Lease in violation of this Section shall be void. Trustor shall give immediate written notice to Beneficiary of (i) any

9   TRUSTOR'S INITIALS: /s/ CS mgr.

material default by any Tenant under any of the Leases; (ii) any notice received by Trustor from any Tenant under any of the Leases claiming any default or breach by Trustor under such Tenant's Lease; and (iii) any other default by Trustor under any of the Leases of which Trustor is aware. Upon Beneficiary's request, Trustor shall furnish to Beneficiary all information which Beneficiary may require regarding Trustor's performance under any or all of the Leases.

2.24 Financial Statements: Books and Records: Estoppel Certificates.

(a)  Financial Statements. Within ninety (90) days after the close of Trustor's fiscal year, Trustor shall deliver to Beneficiary a balance sheet and a statement of profit and loss for Trustor for such fiscal year. Within ninety (90) days after the close of the fiscal year for (a) each Guarantor; (b) each general partner of Trustor ("General Partner"), if Trustor is a partnership; (c) each Manager of Trustor, if Trustor is a limited liability company; and (d) each Person who is affiliated with Trustor and who occupies or operates a business on all or a part of the Property ("Affiliate"), Trustor shall cause each such Guarantor, General Partner, Manager, and Affiliate to provide Beneficiary with a balance sheet and a statement of profit and loss for such Guarantor, General Partner, Manager and Affiliate for such fiscal year. Trustor shall cause all financial statements furnished to Beneficiary under this Section to be certified by the party to whom such statements apply. If Trustor or any Guarantor, General Partner or Manager has audited financial statements prepared, Trustor shall cause a copy of such audited financial statements to be delivered to Beneficiary within thirty (30) days after such statements are received by Trustor or the Person to whom such statements apply. Trustor and each Person whose financial statements are provided to Beneficiary under this Section shall, by submitting such statements to Beneficiary, be conclusively deemed to have certified to Beneficiary, in addition to any other certifications contained in such statements, that the financial statements furnished to Beneficiary (i) are accurate and complete in all respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the statements apply as of the date and for the period shown in such statements; and (iii) disclose all suits, actions, proceedings and contingent liabilities affecting the Person to whom the financial statements apply. Trustor shall provide Beneficiary with such other information concerning the financial condition and affairs of Trustor, the Guarantors, the General Partners, Managers, and any Affiliate as Beneficiary may require within ten (10) business days after Beneficiary's request for such information. Trustor shall deliver to Beneficiary, or cause to be delivered to Beneficiary, a complete and accurate copy of each federal income tax return filed by Trustor and any Guarantor, General Partner, Manager, and Affiliate within thirty (30) days after the date on which each such return is filed. For purposes of this Deed of Trust, the term "Affiliate" shall include the following Persons who occupy or operate a business on all or part of the Property: [1] any Person who directly or indirectly controls, is controlled by, or is under common control with Trustor, any Guarantor, or any General Partner or Manager; [2] any Person, five percent (5%) or more of the outstanding securities or equity interests of which are held beneficially or of record by Trustor, any Guarantor, or any General Partner or Manager; [3] any shareholder, officer, director, or agent of Trustor, any Guarantor, or any General Partner or Manager; or [4] if Trustor, any Guarantor, or any General Partner or Manager is an officer, director, or partner of any partnership or corporation other than Trustor, the partnership or corporation for which such Person acts in such capacity. For purposes of this Section, the term "control" means the direct or indirect power or effective ability to cause the direction of the management or policies of any Person, whether through the ownership of voting securities, by contract, family relationship, or otherwise.

(b)  Operating Statements. If the Property consists of a Commercial Project, within thirty (30) days after the end of each calendar year, and within ten (10) business days after Beneficiary's request from time to time, Trustor shall deliver to Beneficiary an accurate and complete annual operating statement for the Property for the immediately preceding calendar year or twelve (12) month period, as applicable. All such operating statements shall be in a form acceptable to Beneficiary and shall contain such detail as Beneficiary may require to provide Beneficiary with a complete and accurate statement of all income, receipts, payments, rents, reimbursements, deposits, and other revenues of every kind from the Property and all operating expenses of every kind paid or incurred with respect to the Property, including taxes, insurance, utilities, salaries, wages and personnel costs, leasing costs and commissions, maintenance and repair costs, legal and accounting fees and expenses, advertising and promotion costs, management fees, and expenditures for capital improvements. Each operating statement delivered by Trustor to Beneficiary under this Section shall be signed by Trustor and shall be certified as being accurate and complete by Trustor. At any time after Beneficiary's receipt of any of the operating statements described in this Section or in Section 2.24(e) below, within ten (10) business days after Beneficiary's request, Trustor shall deliver to Beneficiary copies of such invoices, bank statements, canceled checks, and other supporting documentation as Beneficiary may designate to substantiate any or all matters reflected in the operating statements received by Beneficiary.

(c)  Rental Statements. If the Property consists of a Commercial Project, within thirty (30) days after the end of each calendar year, and within ten (10) business days after Beneficiary's request from time to time, Trustor shall deliver to Beneficiary an accurate and complete rent statement for the Property (the "Rent Statement") as of the last day of the most recent calendar month showing (i) the leasing status of all space in the Buildings, including information as to whether such space is vacant or subject to a Lease; and (ii) with respect to each space in the Buildings that has been leased, [A] the name of the Tenant renting the space; [B] the premises occupied by each of the Tenants; [C] the current monthly rent and all other amounts payable by such Tenant under such Lease; [D] the total amount of all prepaid rent received by Trustor from such Tenant; [E] the total amount of any security deposit or other deposit received by Trustor from such Tenant; [F] the expiration date of the term of such Lease or nature of the tenancy under such Lease; [G] the rent payment dates and the amount of any delinquent rent or other payments owing by such Tenant; [H] extension or renewal options under the Leases; [I] any rent or other concessions granted to, and any claims or offsets asserted by, any Tenants; and [J] such other information as Beneficiary may designate. Each Rent Statement delivered by Trustor to Beneficiary under this Section or Section 2.24(e) below shall be signed by Trustor and shall be certified as being accurate and complete by Trustor. Trustor shall provide Beneficiary with the Rent Statements described in this Section whether the Buildings are occupied by one or more Affiliates, a single tenant or user, or multiple tenants or users.

10   TRUSTOR'S INITIALS: /s/ CS mgr.

(d)  Books and Records. If the Property consists of a Commercial Project, Trustor shall keep and maintain complete and accurate Books and Records at Trustor's principal place of business, and Trustor shall not remove the Books and Records from such location without Beneficiary's prior written consent. Beneficiary shall have access to the Books and Records at all reasonable times for the purposes of examination, inspection, verification, copying and for any other reasonable purpose. The Books and Records shall include a complete and accurate record of all costs incurred and payments made in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, and marketing of the Property. If (i) Trustor fails to provide Beneficiary with any annual financial statement or income tax return, annual operating statement, or annual Rent Statement which Trustor is required to deliver to Beneficiary under Sections 2.24(a), 2.24(b) and 2.24(c) above within the required time period; and (ii) Trustor fails to cure such failure within thirty (30) days after the date on which the latter of two separate written notices is given by Beneficiary to Trustor (the second of which shall be given by Beneficiary not sooner than ten (10) days after the date on which the first of such notices is given) notifying Trustor of such failure and of the fact that a late charge will be imposed on Trustor if Trustor fails to cure the failure within the time provided by this Section, then Trustor shall immediately pay a late charge to Beneficiary equal to $2,500 to compensate Beneficiary for administrative costs and expenses incurred in connection with such late performance by Trustor. Trustor agrees that the actual damages suffered by Beneficiary because of any failure to deliver the information described in the immediately preceding sentence are extremely difficult and impracticable to ascertain, and the late charge described in this Section represents a reasonable attempt to fix such damages under the circumstances existing at the time this Deed of Trust is executed. Beneficiary's acceptance of any late charge shall not constitute a waiver of any breach by Trustor of its obligation to provide the information required by Section 2.24 of this Deed of Trust or any of the other terms of the Loan Documents and shall not affect Beneficiary's right to enforce any of its rights and remedies against Trustor or any other any Person under the Loan Documents.

(e)  Additional Reports and Information. If the Property consists of a Commercial Project, within ten (10) business days after Beneficiary's request from time to time, Trustor shall deliver to Beneficiary such additional information available to Trustor and reports as Beneficiary may request concerning the Property and the business and affairs of Trustor or any Guarantor, General Partner, Manager, Tenant, or Affiliate that Beneficiary may request, including (i) a balance sheet and profit and loss statement for the most recent fiscal year and for the most recent fiscal year-to-date quarterly period or periods of Trustor or any Guarantor, General Partner, Manager, Tenant, or Affiliate, each of which shall be certified and otherwise prepared in accordance with the requirements of Section 2.24(a) above; (ii) monthly operating statements from Trustor for the Property for each calendar month containing the same detailed information required to be included in the operating statements described in Section 2.24(b) above; (iii) monthly Rent Statements from Trustor for the Property for each calendar month containing the same detailed information required to be included in the Rent Statements described in Section 2.24(c) above; (iv) copies of all financial statements and reports that Trustor sends to its partners or shareholders, if any; (v) copies of all reports which are available for public inspection or which Trustor is required to file with any Governmental Authorities; (vi) a certificate executed by Trustor, dated within ten (10) business days of the date of delivery of such certificate to Beneficiary, stating that Trustor knows of no Event of Default under the Loan Documents or, if an Event of Default exists, stating the nature of the default and what action Trustor has taken or proposes to take with respect to such Event of Default; (vii) complete and accurate as-built plans for all Buildings located on the Land; (viii) complete and accurate copies of all Leases and any currently effective letters of intent or proposals to lease all or part of the Property received or made by or behalf of Trustor; and (ix) the most recent years' federal income tax returns for Trustor or any Guarantor, General Partner, Manager, or Affiliate. All financial statements that are required to be provided to Beneficiary under this Section 2.24 shall be on Beneficiary's standard form of financial statement, unless Beneficiary specifically requires or approves an alternate form, in which case such financial statements shall be provided on such alternate form. Beneficiary may exercise its rights to require additional reports and information under this Section at any time and from time to time on such periodic basis as Beneficiary shall determine to be necessary or appropriate, including annual requests on the anniversary of the date of recordation of this Deed of Trust.

(f)  Notice of Certain Matters. Trustor shall promptly notify Beneficiary in writing of (i) any claim, demand, right, or Lien relating to the Property which may be adverse to the lien of this Deed of Trust; (ii) any material loss, depreciation, or adverse change in the value of the Property and any other occurrence which may materially and adversely affect Beneficiary's lien on the Property; (iii) any adverse change in Trustor's ability to perform any or all of the Obligations; (iv) any event or condition which constitutes an Event of Default; and (v) any dispute between Trustor and any Governmental Authority relating to the Property which may have a material adverse effect on the Property.

(g)  Estoppel Certificates. Within ten (10) business days after Beneficiary's request, Trustor shall deliver to Beneficiary a written statement signed and acknowledged by Trustor stating (i) the amount of all monetary Obligations secured by this Deed of Trust; (ii) whether Trustor contends that any offsets or defenses exist against the Obligations secured by this Deed of Trust and whether Trustor has any claims of any kind against Beneficiary; and (iii) such other information with respect to the Obligations or the Loan Documents as Beneficiary may reasonably require, including evidence acceptable to Beneficiary of Trustor's compliance with any of the terms of the Loan Documents which are specifically identified in Beneficiary's request. With respect to all statements, information and reports that Trustor submits to Beneficiary pursuant to this Deed of Trust, including pursuant to this Section 2.24, Trustor shall be deemed conclusively to have certified to Beneficiary, whether or not such statements, information or reports have been signed by Trustor, that [A] such statements, information and reports are accurate and complete in all material respects as of the date or for such periods as may be shown in the statements, information, and reports; and [B] such statements, information, and reports do not omit to state any facts or other information so as to make the statements, information, or reports submitted to Beneficiary misleading in any material respect.

2.25 Inspection and Investigations. Beneficiary shall have the right at all reasonable times (a) to enter upon and inspect the Property, including any entry which Beneficiary determines is necessary or appropriate in connection with enforcing or exercising any right, remedy or power available to or conferred on Beneficiary under the Loan Documents; (b) to contact any Person to verify any information provided or disclosed by Trustor to Beneficiary; and (c) to release such information regarding the Property,

11   TRUSTOR'S INITIALS: /s/ CS mgr.

Trustor, or the Obligations as Beneficiary may determine to be necessary or appropriate in connection with enforcing or exercising any right, remedy or power available to or conferred on Beneficiary under the Loan Documents. Without limiting any other provision of the Loan Documents, Trustor, for itself and on behalf of each Manager of Trustor, each General Partner of Trustor, and each Guarantor, as applicable, irrevocably authorizes Beneficiary, without further notice to or approval of Trustor or any other Person, to request and obtain at any time and from time to time (whether before or after the closing of the Loan) any and all information and to make or have made any other investigative inquiries that Beneficiary determines to be necessary or appropriate in connection with Beneficiary's origination, closing, servicing, administration, modification, extension, renewal, transfer, or enforcement of the Loan or in connection with any of the transactions that are the subject of the Loan Documents, including (i) information bearing on the credit worthiness, credit standing, credit capacity, character, general reputation, experience, or expertise of Trustor, each Manager of Trustor, each General Partner of Trustor, and each Guarantor, respectively, as applicable; and (ii) credit reports and other reports from one or more credit reporting agencies or bureaus bearing on the credit worthiness, credit standing, credit capacity, character, general reputation, experience, or expertise of Trustor, each Manager of Trustor, each General Partner of Trustor, and each Guarantor, respectively, as applicable. Beneficiary shall have no obligation or duty to inspect the Property or the Books and Records or to perform any investigations, and all such inspections and investigations by Beneficiary shall be for Beneficiary's sole benefit and not for the benefit of Trustor or any other Person.

2.26 Defense of Actions and Protection of Security by Trustor. Trustor shall appear in and defend any action or proceeding commenced by any Person other than Beneficiary which affects or which Beneficiary determines may affect any or all of the following: (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Beneficiary's, Trustee's or Trustor's respective rights and obligations under the Loan Documents; (d) the Obligations; or (e) any other transaction or matter which affects Beneficiary by reason of its interest in the Property. Trustor shall promptly commence and diligently prosecute all actions and proceedings which are necessary or appropriate or which Beneficiary determines may be necessary or appropriate to do any or all of the following: (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds; or (iii) to preserve, protect, maintain, and defend the Property and Beneficiary's lien thereon.

2.27 Leasehold Estates.

(b)  Leasehold Estate. Whenever the context of this Deed of Trust so requires, the term Property shall be deemed to include the leasehold estate under the Ground Lease and any other interest of Trustor in the real property which is the subject of the Ground Lease.
(a)  Trustor's Obligations under Ground Lease. If this Deed of Trust encumbers a Ground Lease, Trustor (i) shall perform all obligations of the tenant under the Ground Lease and shall not permit or suffer any default by Trustor under the terms of the Ground Lease; (ii) shall not amend, modify, terminate, cancel, or surrender its interest in the Ground Lease without Beneficiary's prior written consent; (iii) shall give immediate written notice to Beneficiary of [1] any default by the landlord under the Ground Lease (the "Lessor"); [2] any notice received by Trustor from the Lessor of any default by Trustor under the Ground Lease; and [3] any other default by Trustor under the Ground Lease of which Trustor is aware; and (iv) shall furnish to Beneficiary all information which Beneficiary may require regarding Trustor's performance under the Ground Lease.

(c)  Acquisition of Title. If Trustor shall, directly or indirectly, acquire fee title or any other estate or interest in the real property which is the subject of the Ground Lease, this Deed of Trust shall attach to and encumber such fee title or other estate or interest without further action by Trustor, Trustee or Beneficiary.

(d)  No Merger. There shall be no merger of the leasehold estate arising under the Ground Lease with all or any portion of the fee estate in the real property which is the subject of the Ground Lease by reason of the fact that such leasehold estate may be held by any Person who shall hold all or any portion of such fee estate in the real property which is the subject of the Ground Lease, unless Beneficiary shall expressly agree otherwise in writing.

(e)  Cure Rights. If Trustor fails to perform any of its obligations as tenant under the Ground Lease, Beneficiary shall have the right to pay or perform any or all of such obligations in such manner and to such extent as Beneficiary determines to be necessary or appropriate to preserve or protect the security for the Obligations. All costs and expenses, including without limitation attorneys' fees, incurred by Beneficiary in connection with the payment or performance of such obligations shall be payable by Trustor to Beneficiary on Beneficiary's demand, shall bear interest at the rate specified in the Note from the date of expenditure, and shall be deemed to be secured by this Deed of Trust and all other agreements given by Trustor to secure the Note. Nothing contained in this Deed of Trust shall be construed to obligate Beneficiary to pay or perform any of Trustor's obligations under the Ground Lease, and no election by Beneficiary to pay or perform such obligations shall constitute a waiver of any default by Trustor under this Deed of Trust.

2.28 Enforcement of Covenants and Restrictions. If any of the Covenants and Restrictions apply to Persons owning or occupying real property which is adjacent to or in the vicinity of the Property, Trustor shall diligently enforce the Covenants and Restrictions against such Persons if (a) such Persons have breached their obligations under the Covenants and Restrictions; and (b) such breach has not been cured by such Persons within ninety (90) days after a request by Beneficiary to Trustor to enforce the Covenants and Restrictions.

12   TRUSTOR'S INITIALS: /s/ CS mgr.

      2.29 Agricultural Property. If the Property consists in whole or in part of agricultural property, Trustor (a) shall farm the same using good and proper practices of husbandry; (b) shall keep all crops, trees and vines on the Property properly cultivated, irrigated, fertilized, sprayed, fumigated and maintained; and (c) shall promptly replace all dead or unproductive crops, trees or vines.

2.30 Further Assurances. Upon Beneficiary's request, Trustor shall execute, acknowledge and deliver to Beneficiary such further documents and agreements and take such further actions as Beneficiary may reasonably require from time to time to effectuate or carry out the purposes of the Loan Documents or to evidence, perfect, maintain, preserve or protect Beneficiary's lien on the Property, including Trustor's execution of security agreements, assignments, financing statements, and continuation financing statements. Upon Beneficiary's request, Trustor shall execute, acknowledge and deliver to Beneficiary an assignment acceptable to Beneficiary of such additional rights, privileges, Governmental Permits, and documents relating to the Property as Beneficiary may reasonably determine to be necessary or appropriate in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property.

ARTICLE 3

EVENTS OF DEFAULT

Beneficiary, at its option, shall have the right to declare Trustor to be in default under this Deed of Trust and the other Loan Documents upon the occurrence of any or all of the following events:

3.1 Payment of Note and Other Monetary Obligations. If Trustor fails to pay any of its indebtedness under the Note or perform any of its other obligations under the Loan Documents requiring the payment of money to Beneficiary or any third Person within ten (10) days after the date on which such indebtedness or monetary obligation is due; provided, however, that the ten (10) day grace period contained in this Section 3.1 shall not apply to Trustor's obligation to pay the outstanding principal balance and all accrued but unpaid interest under the Note on the stated maturity date of the Note;

3.2 Performance of Non-Monetary Obligations Under Other Loan Documents. If (a) Trustor fails to perform any of its non-monetary obligations to Beneficiary or any third Person under any of the Loan Documents when due; and (b) Trustor fails to diligently complete a cure of its breach of such non-monetary obligation as soon as reasonably practicable after written notice by Beneficiary to Trustor setting forth such non-monetary breach, but in any event within thirty (30) days after such notice is given; provided, however, that the thirty (30) day cure period contained in this Section 3.2 shall not be deemed to apply if Trustor commits more than two (2) non-monetary breaches within any twelve (12) calendar month period. For purposes of this Section 3.2, the term "non-monetary obligation" means any non-monetary obligation of Trustor under any of the terms of the Loan Documents, the breach of which is reasonably susceptible to being cured by Trustor. Without limiting the generality of the immediately preceding sentence, a non-monetary obligation shall not include any of Trustor's obligations to make payments of principal, interest, or other amounts under the terms of the Note or any of the other Loan Documents. Without limiting any of the terms of this Section 3.2, the cure provision contained in this Section 3.2 (the "Cure Provision") shall not apply with respect to any violation of Section 2.15 of this Deed of Trust. Notwithstanding anything to the contrary contained in this Section 3.2 or Section 3.1 above, if Trustor breaches any of the terms of the Loan Documents, and if Beneficiary, in its good faith business judgment, determines that such breach impairs Beneficiary's security for the Loan, Beneficiary, immediately upon the occurrence of any such breach, shall have the right to take such actions and exercise such remedies under the Loan Documents as Beneficiary may in good faith determine to be necessary or appropriate to avoid such impairment. The preceding sentence is specifically intended, among other things, to grant Beneficiary the right to immediately obtain fire and extended coverage and other forms of insurance with respect to the Property if Trustor fails to obtain or maintain any such insurance in effect in accordance with the terms of the Loan Documents, notwithstanding the existence of the Cure Provision or any other cure period in favor of Trustor;

3.3 Other Agreements with Beneficiary. If (a) Trustor fails to pay any of its indebtedness or to perform any of its obligations under any other document between the Trustor and Beneficiary when due; and (b) Trustor fails to diligently complete a cure of its breach of such obligation as soon as reasonably practicable after written notice by Beneficiary to Trustor setting forth such breach, but in any event within thirty (30) days after such notice is given; provided, however, that the thirty (30) day cure period contained in this Section 3.3 shall not be deemed to apply if Trustor commits more than two (2) breaches under such other document or documents within any twelve (12) calendar month period;

3.4 Misrepresentation. If any request, statement, information, certification, or representation, whether written or oral, submitted or made by Trustor to Beneficiary in connection with the Loan or any other extension of credit by Beneficiary to Trustor is false or misleading in any material respect;

3.5 Insolvency of Trustor. If (a) a petition is filed by or against Trustor under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law; (b) a receiver, liquidator, trustee, custodian, sequestrator, or other similar official is appointed to take possession of Trustor or the Property, or Trustor consents to such appointment; (c) Trustor makes an assignment for the benefit of creditors or fails generally to pay its debts as they become due; (d) Trustor takes any action in furtherance of any of the foregoing; or (e) there is a material adverse change in Trustor's financial condition as represented to Beneficiary in connection with Beneficiary's approval of the Loan and Beneficiary reasonably determines that such change materially impairs Trustor's ability to perform any or all of the Obligations; provided, however, that Trustor shall have forty-five (45) days within which to cause any involuntary bankruptcy proceeding to be dismissed or the involuntary appointment of any receiver, liquidator, trustee, custodian, or sequestrator to be discharged. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure provisions contained in the Loan Documents;

13   TRUSTOR'S INITIALS: /s/ CS mgr.

3.6 Insolvency of Other Persons. If any of the events specified in parts (a) through (e) of Section 3.5 above occurs with respect to (a) any General Partner of Trustor, if Trustor is a partnership; (b) any of the Guarantors; or (c) any Manager of Trustor, if Trustor is a limited liability company;

3.7 Performance of Obligations to Senior Lien Holders. If Trustor fails to pay any of its indebtedness or to perform any of its obligations under any agreement between Trustor and any other Person who holds a Lien senior to this Deed of Trust when due, provided Beneficiary determines in good faith that such failure has an actual or potential material adverse effect on the Property or Trustor's ability to perform any or all of the Obligations. Nothing contained in this Section constitutes or shall be construed as Beneficiary's consent to any Lien being placed on the Property which is senior to the lien of this Deed of Trust;

3.8 Attachment. If all or any material part of the assets of Trustor, any of the Guarantors, or any General Partner or Manager of Trustor are attached, seized, subjected to a writ or levied upon by any court process and Trustor fails to cause such attachment, seizure, writ or levy to be fully released or removed within forty-five (45) days after the occurrence of such event. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure periods contained in the Loan Documents;

3.9 Injunctions. If a court order is entered against Trustor, any of the Guarantors, or any General Partner or Manager of Trustor enjoining the conduct of all or part of such Person's business and Trustor fails to cause such injunction to be fully stayed, dissolved or removed within forty-five (45) days after such order is entered. The cure provision contained in this Section shall be in lieu of, and not in addition to, any and all other cure periods contained in the Loan Documents;

3.10 Dissolution. If Trustor, any of the Guarantors, or any General Partner or Manager of Trustor is a corporation, partnership, limited liability company or trust, the dissolution, liquidation, or termination of existence of such Person;

3.11 Transfers of Partnership Interests. If Trustor is a partnership (a) the admission, withdrawal, death, retirement, or removal of any General Partner of Trustor; (b) the sale or transfer of an aggregate of more than twenty-five percent (25%) of the beneficial interests in Trustor; or (c) Beneficiary's receipt of any conflicting written instructions or written demands relating to the Loan from any partners of Trustor;

3.12 Transfers of Corporate Ownership. If Trustor is a corporation, the sale or transfer of an aggregate of more than twenty-five percent (25%) of any class of stock in such corporation or the issuance by such corporation of additional stock to any Person who is not a shareholder in such corporation as of the date of this Deed of Trust;

3.13 Transfer of Manager's Interests. If Trustor is a limited liability company, (a) the appointment, withdrawal, death, retirement or removal of any Manager of Trustor; (b) the sale or transfer of an aggregate of more than twenty-five percent (25%) of the beneficial interests of Trustor; or (c) Beneficiary's receipt of any conflicting written instructions or written demands relating to the Loan from any members of Trustor;

3.14 Death:Incompetency. If Trustor, any of the Guarantors, or any General Partner or Manager of Trustor is an individual, the death or incompetency of such Person, except where applicable law limits or prohibits Beneficiary's declaration of a default based on such occurrences; provided, however, that Beneficiary shall not declare an Event of Default to exist based solely on the death or mental incompetence of any individual Guarantor, General Partner, or Manager if, within ninety (90) days after the occurrence of such event, (a) in the case of the death or mental incompetence of a Guarantor, Trustor causes a substitute guarantor to execute and deliver to Beneficiary a continuing guaranty in the form previously executed by the affected Guarantor, and Beneficiary in good faith determines that such substitute guarantor's financial condition is comparable to that of the affected Guarantor and that such substitute Guarantor is otherwise reasonably acceptable to Beneficiary; and (b) in the case of the death or mental incompetence of a General Partner or Manager, Trustor causes a substitute general partner or manager, as applicable, to be admitted to Trustor or appointed, and Beneficiary in good faith determines that the financial condition, credit history, character, experience, ability and expertise of such substitute general partner or manager are comparable to the affected General Partner or Manager and that such substitute general partner or manager is otherwise reasonably acceptable to Beneficiary;

3.15 Impairment of Priority. If (i) the priority of this Deed of Trust or Beneficiary's security interest under any of the other agreements securing any or all of the Obligations is impaired for any reason; or (ii) the value of the Property has deteriorated, declined or depreciated as a result of any intentional tortious act or omission by Trustor;

3.16 Condemnation. If any condemnation proceeding or action is pending or commenced by any Governmental Authority with respect to all or any material part of the Property, and such action or proceeding results in the Governmental Authority acquiring title to or possession of all or any material part of the Property;

3.17 Failure to Repair Casualty. If there is an uninsured casualty with respect to the Property, and Trustor (a) fails to commence repairs and reconstruction of the Property within sixty (60) days after such damage; or (b) thereafter fails to diligently prosecute such repairs and reconstruction to completion;

3.18 Transfers of Property. If any of the events described in Section 2.15 above occurs without Beneficiary's prior written consent;

14   TRUSTOR'S INITIALS: /s/ CS mgr.

3.19 Default by Guarantors. If any Guarantor fails to pay any of its indebtedness or perform any of its obligations under any of the Guaranties when due or the revocation, limitation or termination or attempted revocation, limitation or termination of any of the obligations of any Guarantor under any of the Guaranties, except in accordance with the express written terms of the Guaranties; or

3.20 Misrepresentation by Guarantors. If any request, statement, information, certification, or representation, whether written or oral, submitted or made by any Guarantor to Beneficiary in connection with the Loan or any other extension of credit by Beneficiary to Trustor or such Guarantor is false or misleading in any material respect; or

3.21 Future Advances. Trustor shall deliver to Beneficiary any notice terminating or purporting to terminate, or Trustor shall take any other action to terminate or purporting to terminate, the operation of this Deed of Trust as security for any future advances or future obligations.
ARTICLE 4
REMEDIES

Upon Beneficiary's election to declare Trustor to be in default under this Deed of Trust and the other Loan Documents pursuant to Article 3 above, Trustor shall be deemed to be in default under this Deed of Trust and the other Loan Documents, and Beneficiary shall have the following rights and remedies:

4.1 Acceleration. Beneficiary shall have the right to declare any or all of the Obligations to be immediately due and payable, including the entire principal amount and all accrued but unpaid interest under the Note and all Future Advances, and notwithstanding the stated maturity of the Note or any Future Advances, such Obligations shall thereupon be immediately due and payable.

4.2 Entry by Beneficiary. Whether or not Beneficiary elects to accelerate any or all of the Obligations under Section 4.1 above, Beneficiary shall have the right (a) to enter, take possession of, and manage, operate and lease the Property; (b) to take possession of any or all Books and Records; (c) to collect any or all Rents and Profits, whether or not Beneficiary has taken possession of the Property; and (d) to take any or all actions which Beneficiary determines to be necessary or appropriate in connection therewith or to preserve, protect, maintain and defend the Property and Beneficiary's lien thereon, including (i) the exercise and enforcement of all of Trustor's rights under any or all of the Leases; (ii) the termination, acceptance of a surrender, modification or amendment of any or all of the Leases; (iii) the execution of new Leases on such terms and conditions as Beneficiary determines to be appropriate; and (iv) the repair, alteration, improvement or completion of the Property in such manner and to such extent as Beneficiary determines to be necessary or appropriate. If Beneficiary elects to take possession of the Property or to take any or all of the other actions described in this Section by court process, Trustor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose pursuant to Section 4.6 below.

4.3 Judicial Action. Beneficiary shall have the right to commence an action or proceeding to foreclose this Deed of Trust and to enforce any or all of the terms of the Loan Documents, including specific performance of the covenants of Trustor under this Deed of Trust.

4.4 Foreclosure by Power of Sale.

(a)  Declaration and Notice of Default. Beneficiary shall have the right (i) to cause the Property to be sold under the power of sale contained in this Deed of Trust at a front door (to be designated by Trustee) of the Circuit Court House of the county in which the Property is located or in such other manner permitted by applicable law; and (ii) to deliver to Trustee a written statement of breach and non-performance. Upon the expiration of such period of time after the giving of such notice of sale as may then be required by law by the Trustee, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Property at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale or authorized credit bid by Beneficiary.

(b)  Postponements: Multiple Parcels. To the extent permitted by law, Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement at the time and place noticed for such sale or may, in its discretion, give a new notice of sale. If the Property consists of several lots, parcels or items of property, Beneficiary shall have the exclusive right (i) to designate the order in which such lots, parcels or items shall be offered for sale or sold; and (ii) to elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary determines to be in its best interest. Any Person, including Trustor, Trustee and Beneficiary, may purchase at any sale under this Deed of Trust, and Beneficiary shall have the right to purchase at any such sale by crediting upon the bid price the amount of all or any part of the Obligations. If Beneficiary determines to sell the Property in more than one sale, Beneficiary may, at its option, cause such sales of the Property to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Beneficiary may determine, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property that has not been sold until all Obligations have been paid in full.

(c)  Costs of Sale; Deed to Purchaser. Trustor shall pay all costs, fees, and expenses of all sales of the Property under this Deed of Trust, including the costs, fees, and expenses (including attorneys' fees) of Trustee and Beneficiary, together with interest thereon at the interest rate applicable to principal under the Note or, with respect to Trustee, the maximum rate

15   TRUSTOR'S INITIALS: /s/ CS mgr.

permitted by law to be charged by Trustee. Upon any sale under the power of sale contained in this Deed of Trust, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied. The recitals in any such deed or deeds of any matter or facts, including the existence of any default by Trustor, the giving of notice of sale, and other facts affecting the regularity or validity of such sale or sales, shall be conclusive proof of the truth of such facts and matters, and any such deed or deeds shall be conclusive against all Persons as to such facts and matters recited therein. A sale of less than all of the Property or any defective or irregular sale under this Deed of Trust shall not exhaust, impair or otherwise affect the power of sale contained in this Deed of Trust, and subsequent sales of the Property may be made under this Deed of Trust until all Obligations have been satisfied or until the entire Property has been sold without defect or irregularity. If Beneficiary elects to cause the Property to be sold under the power of sale contained in this Deed of Trust, Beneficiary shall deposit with the Trustee this Deed of Trust, the Note, and such receipts and evidence of such other Obligations as Trustee may reasonably require.

4.5 Application of Sale Proceeds. Trustee shall apply the proceeds of the sale or sales conducted by Trustee as provided by applicable law or in the following order of priority: (a) first, to payment of all expenses of such sale or sales and all costs, expenses, fees, and liabilities of Trustee and this trust, including attorneys' fees, costs of a trustee's sale guaranty, costs of other evidence of title, and Trustee's fees in connection with such sale or sales; (b) second, to all amounts advanced by Trustee or Beneficiary under any of the terms of this Deed of Trust which have not then been repaid, together with interest thereon at the rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee; (c) third, to the payment of all other Obligations in such order and amounts as Beneficiary determines; and (d) the remainder, if any, to the Person or Persons legally entitled thereto.

4.6 Appointment of a Receiver. Beneficiary shall have the absolute and unconditional right to apply to any court having jurisdiction and obtain the appointment of a receiver or receivers of the Property, and Trustor irrevocably and unconditionally consents to such appointment and agrees that Beneficiary shall have the right to obtain such appointment (a) without notice to Trustor or any other Person; (b) without regard to the value of the Property or any other collateral securing the Obligations or the solvency of Trustor; and (c) without acceleration of the Obligations or commencement of foreclosure proceedings under this Deed of Trust. Any such receiver or receivers shall have the usual powers and duties of receivers in similar cases and all powers and duties necessary or appropriate to exercise the rights of Beneficiary as provided in this Deed of Trust.

4.7 Protection of Beneficiarv's Security. Beneficiary or Trustee, without obligation to do so and without notice to or demand on Trustor, and without releasing Trustor from any of its Obligations or waiving Beneficiary's rights under the Loan Documents, shall have the right to perform any Obligation which Trustor has breached in such manner, at such time, and to such extent as Beneficiary or Trustee determines to be necessary or appropriate to preserve, protect, maintain and defend the Property and Beneficiary's lien thereon.

4.8 Assembly ofProperty. Upon Beneficiary's request, Trustor shall assemble and make available to Beneficiary at the location of the Land all Property which has been removed from or which is not located on the Land.

4.9 Discontinuation of Disbursements Under Loan and Advances under Other Extensions of Credit. Beneficiary shall have the (a) right to discontinue or withhold any or all disbursements of the proceeds of the Loan and any Future Advances; and (b) to discontinue advancing money or extending credit to or for the benefit of Trustor in connection with any other document between Beneficiary and Trustor.

4.10 Rescission of Notice of Sale. Prior to the conduct of any sale under the power of sale contained in this Deed of Trust, Beneficiary, at its option, shall have the right to rescind any notice of sale by delivering to Trustee a written notice of rescission executed by Beneficiary which, when recorded, shall cancel the foreclosure proceedings which have been commenced by the recordation of such notice of sale. Beneficiary's rescission of any notice of sale pursuant to this Section or under applicable law shall not constitute or be construed as a waiver of any Event of Default or impair, prejudice or otherwise affect (a) Beneficiary's right to record a new notice of sale based on the same or any other Event of Default; or (b) Beneficiary's rights and remedies in connection with the Obligations.

4.11 Easements. Without limiting the effect of any right or remedy exercised by Beneficiary under the Loan Documents, any Easements granted by Trustor or other agreement made by Trustor in violation of any of the terms of this Deed of Trust shall, at the option of any purchaser at any judicial or nonjudicial foreclosure sale under this Deed of Trust, be voidable, and any such purchaser shall have the right to take possession of the Property free from the terms of such Easement or agreement.

4.12 Exercise of Rights Under Other Loan Documents. Beneficiary shall have the right to exercise any or all rights and remedies which Beneficiary may have under any or all of the other Loan Documents and applicable law.

4.13 Creation of Tenancy Relationship. Trustor reserves possession of the Property as a tenant at will of Trustee, at a rental of One Dollar ($1.00) per month payable on demand, until an Event of Default shall have occurred, whereupon Trustor (i) shall pay monthly in advance to Beneficiary the fair and reasonable rental value, which amount shall be determined by Beneficiary in Beneficiary's reasonable judgment, for the use and occupation of the Property, and (ii) upon demand of Trustee, shall deliver possession of the Property to Trustee or the purchaser at any Trustee's sale hereunder. Trustee or any such purchaser may institute summary or other proceedings in such event to recover possession of the Property.

16   TRUSTOR'S INITIALS: /s/ CS mgr.

ARTICLE 5
WARRANTIES AND REPRESENTATIONS

5.1 Warranties and Representations. As a material inducement to the Beneficiary's extension of credit to Trustor in connection with the Loan, Trustor warrants and represents to the Beneficiary as follows:

(a)  Corporate Existence. If Trustor is a corporation, Trustor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Trustor is qualified to do business and is in good standing under the laws of the state in which the Property is located.

(b)  Partnership or Limited Liability Company Existence. If Trustor is a partnership or limited liability company, Trustor is duly organized, validly existing and in good standing under the laws of the state in which Trustor is organized, and Trustor is qualified to do business and is in good standing under the laws of the state in which the Property is located.

(c)  Existence of Trust. If Trustor is a trust, Trustor is duly organized and validly existing, and the trustees of Trustor are qualified to act in such capacity.

(d)  Authority. Trustor has the full power and authority to carry on its business and to enter into and perform all of its obligations under the Loan Documents, and the Loan Documents, when executed by the Persons signing this Deed of Trust on behalf of Trustor, shall constitute legal, valid and binding obligations of Trustor enforceable in accordance with their respective terms. The Persons executing this Deed of Trust on behalf of Trustor are duly authorized to execute the Loan Documents and all other documents required by Beneficiary in connection with the Loan on behalf of Trustor. No consent of any other Person and no consent, approval, authorization or other action by or filing with any Governmental Authorities is required in connection with the execution, delivery and performance of Trustor's obligations under the Loan Documents.

(e)  No Violations. The consummation of the transactions contemplated by the Loan Documents and the performance of Trustor's obligations thereunder will not result in a breach or violation of (i) any Governmental Requirements of any Governmental Authorities or any judgment, writ, injunction, decree or order of any court relating to Trustor or the Property; (ii) any mortgage, agreement, commitment, restriction, or other document to which Trustor is a party or by which Trustor or the Property is bound; (iii) Trustor's agreement or certificate of limited partnership, if Trustor is a limited partnership; (iv) Trustor's agreement or statement of partnership, if Trustor is a general partnership; (v) Trustor's articles of incorporation or bylaws, if Trustor is a corporation; (vi) Trustor's trust agreement, if Trustor is a trust; or (vii) Trustor's articles of organization or operating agreement, if Trustor is a limited liability company.

          (f)  Utilities. All utility services necessary for the use and occupancy of the Property, including water, storm drains, sewers, gas, electric and telephone facilities, are either available at the boundaries of the Land or, if this Deed of Trust secures a construction loan, Trustor has taken all necessary steps to assure that all such utility services will be available upon completion of the Improvements.

           (g)  Access. All public streets and rights of way necessary for the use and occupancy of the Property have been completed or, if this Deed of Trust secures a construction loan, Trustor has taken all necessary steps to assure that such public streets and rights of way shall be completed upon completion of the Improvements.

(h)  Governmental Restrictions. To the best of Trustor's knowledge, there are no conditions or restrictions affecting the use or development of the Property and no agreements or contracts with any Governmental Authorities, including local, regional, state, or federal governmental authorities, affecting the use or development of the Property which have not been disclosed in writing by Trustor to Beneficiary.

(i)  Litigation. To the best of Trustor's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting Trustor or the Property in any court or before any other Governmental Authorities, nor does Trustor know of any basis for any such action, suit, proceeding or investigation.

(j)  Ownership. Upon recordation of this Deed of Trust, Trustor will be the sole legal and beneficial owner of, and will have good and marketable title to, the Property and all other collateral which is the subject of the Loan Documents.

(k)  Liens. To the best of Trustor's knowledge, there are no Liens, claims, encroachments, Covenants and Restrictions, Leases, Easements, or other rights affecting the Property which would not be disclosed by a customary search of the records relating to the Land of the county recorder for the county in which the Property is located.

(l)Condemnation. There is no condemnation, zoning change, or other proceeding or action pending or, to the best of Trustor's knowledge, threatened or contemplated by any Governmental Authority which would in any way affect the Property.

(m)Repair Orders. To the best of Trustor's knowledge, no orders or directives have been issued by any Governmental Authorities requiring that any work of repair, maintenance or improvement be performed with respect to the Property.

17   TRUSTOR'S INITIALS: /s/ CS mgr.

(n)  Transfers. Trustor has not sold, transferred, leased or encumbered the Property or entered into any agreement for the sale, transfer, lease or encumbrance of the Property, except as described in the Loan Documents.

(o)  No Affiliation With Tenants. Neither (i) Trustor; (ii) any General Partner or Manager of Trustor, if Trustor is a partnership or limited liability company, (iii) any shareholder in Trustor, if Trustor is a corporation; or (iv) any Guarantors have any direct or indirect financial or other interest in any Tenant, except for such interests as have been specifically disclosed to and approved in writing by Beneficiary prior to the date of recordation of this Deed of Trust.

(p)  Financial Statements. All statements respecting the financial condition of Trustor, any General Partner or Manager of Trustor, and any Guarantors which have been furnished to the Beneficiary (i) are accurate and complete in all material respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the financial statement applies as of the dates and for the periods shown on such statements; and (iii) disclose all suits, actions, proceedings and contingent liabilities affecting the Person to whom the financial statement applies. Since the last date covered by such financial statements, there has been no material adverse change in the financial condition of the Persons to whom such statements apply.

(q)  Other Financinq. As of the date of recordation of this Deed of Trust, no other financing for the Property will be in effect or encumber the Property, except such subordinate financing as has been specifically disclosed to and approved in writing by Beneficiary prior to the date of recordation of this Deed of Trust.

(r)  Commissions. Trustor has not dealt with any Person who is or may be entitled to any finder's fee, brokerage commission, loan commission or other similar sum in connection with the consummation of the transactions contemplated by the Loan Documents, except for such commissions as have been specifically disclosed to and approved in writing by Beneficiary prior to the date of recordation of this Deed of Trust.

5.2 Continuing Warranties and Representations. The warranties and representations contained in this Article 5 shall be true and correct as of the date of recordation of this Deed of Trust, shall survive the closing of the Loan, and shall remain true and correct as of the date on which such warranties and representations are given.

ARTICLE 6

MISCELLANEOUS

6.1 Beneficiary Statement: Certain Charges. With respect to (a) any statement, accounting, or similar information requested by Trustor; or (b) any other document furnished to Trustor or any other Person by Beneficiary at Trustor's request, Beneficiary shall have the right to charge the maximum amount then permitted by law or, if there is no such maximum, Beneficiary's customary charge for providing such statement, accounting, or other information. Trustor shall pay Beneficiary its customary charge for any other service rendered by Beneficiary in connection with the Loan or the Property, including the issuance of a request for full or partial reconveyance of this Deed of Trust, transmitting Loan proceeds to an escrow holder and changing Beneficiary's records relating to the Obligations.

6.2 Reconvevance. Upon (a) Beneficiary's written request stating that all Obligations secured by this Deed of Trust have been paid or performed in full; (b) surrender to Trustee of this Deed of Trust, the Note and all other documents evidencing the indebtedness secured by this Deed of Trust; and (c) payment of Trustee's fees and expenses of this trust, Trustee shall reconvey the Property then held under this Deed of Trust without warranty of any kind. The recitals in the reconveyance of any matters or facts shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as the "person or persons legally entitled thereto". Such reconveyance shall operate as a reassignment of the Rents and Profits assigned to Beneficiary under this Deed of Trust. Unless Trustee is directed by Beneficiary to retain such documents for a longer period of time, Trustee may destroy this Deed of Trust and the Note five (5) years after issuance of the full reconveyance; provided, however, that Trustee, in its sole discretion, may deliver this Deed of Trust and the Note after full reconveyance to the Person or Persons legally entitled thereto.

6.3Substitution of Trustee. Beneficiary, at its option, shall have the right from time to time to appoint a successor trustee to any trustee appointed under this Deed of Trust by Beneficiary's execution and acknowledgment of a written instrument which is recorded in the office of the recorder of each county in which the Property is located. The recordation of such an instrument in accordance with this Section shall constitute conclusive proof of the proper substitution of a successor trustee under this Deed of Trust. Upon recordation of such an instrument, the successor trustee shall succeed to all the title, power and duties granted to the Trustee under this Deed of Trust and by applicable law without conveyance of the Property. Such instrument shall contain the name of the original Beneficiary, Trustee and Trustor named in this Deed of Trust, the book and page or other recording information for this Deed of Trust, and the name and address of the successor trustee. If a notice of sale has been recorded prior to the recordation of a substitution of trustee, the power of substitution shall not be exercised by Beneficiary until the costs, fees and expenses of the acting trustee have been paid in full and the acting trustee has endorsed acknowledgment of receipt of such amounts on the instrument substituting the successor trustee. Without limiting the terms of this Section, Beneficiary shall have the right from time to time to substitute a successor to any trustee appointed under this Deed of Trust in accordance with any statutory or other procedure allowed by law for such substitution.

6.4 Execution of Instruments by Beneficiary and Trustee. Without notice to or affecting the liability of Trustor or any other Person for the payment or performance of the Obligations, without affecting the lien or priority of this Deed of Trust or

18   TRUSTOR'S INITIALS: /s/ CS mgr.

Beneficiary's rights and remedies under the Loan Documents, and without liability to Trustor or any other Person, Beneficiary and Trustee (if Trustee is so requested in writing by Beneficiary) shall have the right, at any time and from time to time, to do any one or more of the following: (a) reconvey any part of the Property; (b) consent in writing to the making of any map or plat relating to the Property; (c) join in or consent to the granting of any Easement affecting the Property; and (d) execute any extension agreement relating to any or all of the Obligations, any document subordinating the lien of this Deed of Trust to any other Lien or document, or any other document relating to the Property, Obligations, or Loan Documents.

6.5 Trust Irrevocable: Acceptance by Trustee. The trust created by this Deed of Trust is irrevocable by Trustor. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is recorded in the county in which the Property is located as provided by law. Trustee is not obligated to notify any party of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or the Trustee shall be a party unless brought by the Trustee.

6.6 Late Charges. If any payment under the Note or any note evidencing a Future Advance is not paid when due, Trustor shall pay any late charge provided for in the Loan Documents.

6.7 Requests by Trustor for Approvals by Beneficiary. All requests by Trustor for Beneficiary's consent to or approval of any transaction or matter requiring Beneficiary's consent or approval under the Loan Documents (a) shall be made by Trustor in writing; (b) shall specifically describe the transaction or matter with respect to which Beneficiary's consent or approval is requested; (c) shall be accompanied by such information and documentation as Beneficiary may require in connection with such request; and (d) shall be delivered to Beneficiary not less than fifteen (15) days before Trustor proposes to take the action or effect the transaction with respect to which Beneficiary's consent or approval is requested, unless a different period of time is expressly provided for in the Loan Documents.

6.8 Approvals by Beneficiary. Whenever (a) the terms of the Loan Documents grant Beneficiary the right to consent to or approve any transaction or matter; (b) Beneficiary is authorized or empowered under the Loan Documents to make a determination with respect to any transaction or matter; or (c) the Loan Documents provide that any document or other item must be approved by or acceptable to Beneficiary, then except as otherwise expressly provided in the Loan Documents, (i) Beneficiary shall have the right to grant or withhold such approval or consent and make such determination in its sole and absolute discretion; and (ii) the form and substance of such document or other item must be satisfactory to Beneficiary in its sole and absolute discretion. Whenever the terms of the Loan Documents require Beneficiary's consent to or approval of any transaction, matter, or document, such consent or approval shall not be deemed to be effective unless it is set forth in a written instrument executed by Beneficiary.

6.9 Transfers by Trustor: No Release of Trustor. The following provisions shall apply if Trustor sells, conveys, transfers or alienates the Property or any interest in the Property with or without Beneficiary's consent:

(a)  No Release of Trustor. No such action by Trustor nor any assumption of any or all of the Obligations by any transferee of the Property ("Transferee") shall be deemed to release Trustor or any other Person, including any Guarantor, from any liability under the terms of the Loan Documents, and Trustor and such Persons shall remain liable to Beneficiary for the payment and performance of all of their respective obligations under the Loan Documents.

(b)  Actions Without Trustor's Consent. Trustor agrees that Beneficiary may do any one or all of the following without notice to or the consent of Trustor and without affecting Beneficiary's rights or remedies against Trustor: (i) accelerate, accept partial payment of, compromise, settle, renew, extend the time for payment or performance of, or refuse to enforce any of Trustor's Obligations to Beneficiary under or in connection with this Deed of Trust or any of the other Loan Documents; (ii) grant any indulgence or forbearance to the Transferee or any other Person under or in connection with any or all of the Loan Documents; (iii) release, waive, substitute or add any or all collateral securing payment of any or all of the Obligations; (iv) release, substitute or add any one or more endorsers or guarantors of any or all of the Obligations; (v) amend, supplement, alter or change in any respect whatsoever any term or provision of the Loan Documents or any other agreement relating to the Obligations; and (vi) exercise any right or remedy with respect to the Obligations or any collateral securing the Obligations, notwithstanding any effect on or impairment of Trustor's subrogation, reimbursement or other rights against the Transferee.

(c)  Waivers. Trustor waives all rights which it may have (i) to require Beneficiary to exhaust its rights and remedies against the Transferee, any other Person, or any collateral securing any or all of the Obligations before pursuing its rights and remedies against Trustor; (ii) to require Beneficiary to exercise any right or power or to pursue any remedy which Beneficiary may have under the Loan Documents or applicable law before pursuing its rights and remedies against Trustor; and (iii) to assert any defense to Beneficiary's enforcement of its rights and remedies against Trustor based on an election of remedies by Beneficiary or the manner in which Beneficiary exercises any remedy which destroys, diminishes or interferes with any or all of Trustor's subrogation, reimbursement or other rights against the Transferee.

6.10 Taxes Imposed on Beneficiary. If, after the date of this Deed of Trust, any Governmental Requirements are enacted for the purpose of taxing any lien on the Property or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust, so as to impose on Beneficiary payment of all or part of any Taxes assessed against the Property, then prior to the due date of such Taxes, Trustor shall pay all such Taxes and agree to pay such Taxes when levied or assessed against the Property or Beneficiary; provided, however, that if such payment or agreement by Trustor shall not be permitted by law, Beneficiary, at its option, shall have the right to declare any or all of the Obligations to be immediately due and payable upon notice to Trustor. Nothing contained in this Section shall be deemed to require Trustor to pay any franchise, estate, inheritance, income or similar tax imposed on Beneficiary.

19   TRUSTOR'S INITIALS: /s/ CS mgr.

6.11 Recourse Against Separate Property. Each Trustor who is a married person agrees that Beneficiary shall have the right to recourse against his or her community property and separate property for any or all Obligations to the fullest extent permitted by law.

6.12 Defense of Actions and Protection of Security by Beneficiary. Whether or not an Event of Default has occurred, Beneficiary and Trustee shall each have the right, but not the obligation, to appear in and defend any action or proceeding, whether commenced by or against Trustor, any of the Guarantors, or any other Person, which affects or which Beneficiary or Trustee determines may affect any or all of the following: (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Beneficiary's, Trustee's, or Trustor's respective rights and obligations under the Loan Documents; (d) the Obligations; or (e) any other transaction or matter which affects Beneficiary by reason of its interest in the Property. Beneficiary and Trustee shall each have the right, but not the obligation, to commence and prosecute any action or proceeding which Beneficiary or Trustee determines to be necessary or appropriate to do any or all of the following: (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims, or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds pursuant to this Deed of Trust; (iii) preserve, protect, maintain, and defend the Property and Beneficiary's lien thereon; or (iv) enforce or exercise any right, remedy or power available to or conferred on Beneficiary or Trustee under the Loan Documents or applicable law. Beneficiary and Trustee shall each have the right to discontinue, suspend or dismiss any such action or proceeding which has been commenced by Beneficiary or Trustee at any time.

6.13 Expenses. Beneficiary and Trustee, and each of them, shall have the right to incur and pay all costs, fees, expenses, and liabilities that Beneficiary and Trustee, respectively, determine to be necessary or appropriate in connection with any or all of the following matters (all such costs, fees, expenses and liabilities, excluding ordinary overhead expenses of Beneficiary's and Trustee's respective regular business premises and salary expenses for Beneficiary's and Trustee's respective clerical and supervisory personnel, are referred to collectively as the "Reimbursable Costs"): (a) costs and expenses incurred in the management, servicing, or administration of the Loan and any Future Advances which relate to Beneficiary's review of those documents, transactions or other matters requiring Beneficiary's approval under the terms of the Loan Documents; (b) the exercise of any or all of Beneficiary's and Trustee's respective rights and remedies under the Loan Documents, including (i) all premiums and other costs and expenses paid or incurred by Beneficiary in connection with Beneficiary's obtaining any Insurance Policies; and (ii) all costs and expenses, including attorneys' fees and costs, incurred in connection with Beneficiary's review, preparation, analysis, or negotiation, as applicable, of any of the further documents or other matters that are contemplated by the Loan Documents or that Beneficiary has the right to require, review or approve pursuant to the Loan Documents, including Leases, estoppel certificates from any Tenant under any Lease or from any other Person, and non-disturbance, subordination or attomment agreements by any Tenant under any Lease or by any other Person; (c) the enforcement of any or all of the Obligations or any other obligation of any Person liable to Beneficiary in connection with the Loan or any Future Advance, whether or not any legal action or proceeding is commenced by Beneficiary; (d) the preservation, protection, maintenance, or defense of the Property or Beneficiary's lien thereon; (e) the sale or disposition of the Property or any other collateral securing any or all of the Obligations; (f) the defense of any action or proceeding commenced by Trustor, any of the Guarantors, or any other Person under Section 6.12 above; or (g) the commencement and prosecution of any action or proceeding by Beneficiary or Trustee with respect to any or all of the matters described in this Section or in Section 6.12 above, including an action for relief from any stay, injunction, or similar order or enactment arising under any federal or state bankruptcy, insolvency or similar law. Without limiting the terms of this Section, Beneficiary shall have the right to do any or all of the following in connection with any of the matters described in this Section, and all costs, fees, expenses, and liabilities incurred or paid in connection therewith shall constitute Reimbursable Costs: (1) select, retain, and consult with attorneys, accountants, appraisers, contractors, brokers, architects, engineers and such other experts, consultants, advisors and third Persons as Beneficiary determines to be necessary or appropriate; (2) settle, purchase, compromise or pay any or all claims, demands, and Liens; and (3) obtain any trustee's sale guaranty or other title insurance coverage relating to the Property which Beneficiary determines to be necessary or appropriate.

6.14 Payment of Advances by Trustor. All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Beneficiary under any other provision of the Loan Documents or under applicable law in connection with the Obligations or the Property (a) shall be payable by Trustor to Beneficiary on Beneficiary's demand; (b) shall constitute additional indebtedness of Trustor to Beneficiary; (c) shall be secured by this Deed of Trust; and (d) shall bear interest from the date of expenditure at the rate of interest applicable to principal under the Note. All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Trustee under this Deed of Trust or under applicable law in connection with this Deed of Trust shall be payable by Trustor to Trustee on Trustee's demand and shall bear interest at the maximum rate permitted to be charged by Trustee under applicable law. Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary or Trustee (i) to incur any costs, fees, expenses, or liabilities; (ii) to make any appearances in or defend any action or proceeding; or (iii) to commence or prosecute any action or proceeding relating to any matter.

6.15 No Third Party Beneficiaries. The Loan Documents are entered into for the sole protection and benefit of Beneficiary, Trustor and Trustee and their respective permitted successors and assigns. No other Person shall have any rights or causes of action under the Loan Documents.

6.16 Notices. All notices and demands by Beneficiary to Trustor under this Deed of Trust shall be in writing and shall be effective on the earlier of personal delivery to Trustor or two (2) days after deposit in first-class or certified United States mail, postage prepaid, addressed to Trustor at the address set forth in this Deed of Trust, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing. All notices and demands by Trustor to Beneficiary under this Deed of Trust shall be in writing and shall be effective on actual receipt by Beneficiary at Beneficiary's address set forth in this Deed of Trust; provided, however, that nonreceipt of any such notice or demand by Beneficiary

20   TRUSTOR'S INITIALS: /s/ CS mgr.

as a result of Beneficiary's refusal to accept delivery or Beneficiary's failure to notify Trustor of Beneficiary's change of address shall be deemed receipt by Beneficiary. Trustor's and Beneficiary's respective addresses set forth in this Deed of Trust may be changed by written notice given to the other party in accordance with this Section. If Trustor consists of more than one Person, service of any notice or demand on any one of such Persons by Beneficiary shall be effective service on Trustor for all purposes.

6.17 Performance of Covenants. Trustor shall perform and comply with all of its obligations under this Deed of Trust at Trustor's sole cost and expense.

6.18 Severability. If any provision of the Loan Documents shall be held by any court of competent jurisdiction to be unlawful, voidable, void, or unenforceable for any reason, such provision shall be deemed to be severable from and shall in no way affect the validity or enforceability of the remaining provisions of the Loan Documents.

6.19 Interpretation. Whenever the context of the Loan Documents reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. For purposes of this Deed of Trust, all references to the Property or Improvements shall be deemed to refer to all or any part of the Property or Improvements, respectively. The headings to sections of this Deed of Trust are for convenient reference only, and they do not in any way define or limit any of the terms of this Deed of Trust and shall not be used in interpreting this Deed of Trust. For purposes of this Deed of Trust, the term "including" shall be deemed to mean "including without limitation," and the term "document" shall include all written contracts, commitments, restrictions, agreements, mortgages, and instruments.

6.20 Time of the Essence. Time is of the essence in the performance of each provision of the Loan Documents by Trustor.

6.21 Amendments. The Loan Documents (excluding the Guaranties) may be modified only by written agreement signed by Beneficiary and Trustor.

6.22 Entire Agreement. The Loan Documents contain the entire agreement concerning the subject matter of the Loan Documents and supersede all prior and contemporaneous negotiations, agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, between Beneficiary and Trustor concerning the Loan and any Future Advances which are the subject matter of the Loan Documents.

6.23 No Waiver by Beneficiary. No waiver by Beneficiary of any of its rights or remedies in connection with the Obligations or of any of the terms or conditions of the Loan Documents shall be effective unless such waiver is in writing and signed by Beneficiary. Without limiting the generality of this Section, (a) no delay or omission by Beneficiary in exercising any of its rights or remedies in connection with the Obligations shall constitute or be construed as a waiver of such rights or remedies; (b) no waiver by Beneficiary of any default by Trustor under the Loan Documents or consent by Beneficiary to any act or omission by Trustor shall constitute or be construed as a waiver of or consent to any other or subsequent default, act or omission by Trustor; (c) no disbursement of the proceeds of the Loan or any Future Advance by Beneficiary following any Event of Default shall constitute or be construed as a waiver of such Event of Default or obligate Beneficiary to make any other disbursement under the Loan Documents; (d) no acceptance by Beneficiary of any late payment or late or defective performance of any of the Obligations by Trustor shall constitute a waiver by Beneficiary of the right to require prompt payment and performance strictly in accordance with the Loan Documents with respect to any other payment or performance of any of the Obligations; (e) no acceptance by Beneficiary of any payment or performance following any notice of default which has been given or recorded by Beneficiary shall constitute a waiver of Beneficiary's right to proceed with the exercise of its remedies with respect to any Obligations which have not been paid or performed in full; (f) no acceptance by Beneficiary of any partial payment or performance shall constitute a waiver by Beneficiary of any of its rights or remedies relating to any Obligations which have not been paid or performed in full; and (g) no application of Rents and Profits, Insurance Proceeds, Condemnation Proceeds or Property Proceeds to any of the Obligations shall constitute or be construed as a waiver by Beneficiary or cure of any Event of Default or impair, prejudice, invalidate or otherwise affect any action by Beneficiary or Trustee in response to such default.

6.24 Waivers by Trustor. Trustor waives presentment, demand for payment, protest, notice of demand, dishonor, protest and non-payment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Loan Documents. Trustor waives the right to assert any statute of limitations as a defense to the enforcement of any or all of the Loan Documents to the fullest extent permitted by law.

6.25 Waiver of Marshallinq. Trustor and all Persons holding a Lien affecting the Property who have actual or constructive notice of this Deed of Trust waive (a) all rights to require marshalling of assets or liens in the event of Beneficiary's exercise of any of its rights and remedies under this Deed or Trust, including any judicial or nonjudicial foreclosure sale of the Property; (b) all rights to require Beneficiary to exhaust its rights and remedies against any other collateral securing any or all of the Obligations before pursuing its rights and remedies under this Deed of Trust; and (c) all rights to require Beneficiary to exercise any other right or power or to pursue any other remedy which Beneficiary may have under any document or applicable law before pursuing its rights and remedies under this Deed of Trust.

6.26 Waiver of Subrogation. Trustor waives all rights to recover against Beneficiary for any loss or damage incurred by Trustor from any cause which is insured under any of the Insurance Policies, except that the foregoing waiver of subrogation shall not be effective with respect to any Insurance Policy if the coverage under such policy would be materially reduced or impaired

21   TRUSTOR'S INITIALS: /s/ CS mgr.

as a result of such waiver. Trustor shall use its best efforts to obtain Insurance Policies which permit the waiver of subrogation contained in this Section.

6.27 Cumulative Remedies. No right or remedy of Beneficiary or Trustee under this Deed of Trust or the other Loan Documents shall be exclusive of any other right or remedy under the Loan Documents or to which Beneficiary or Trustee may be entitled. Beneficiary's rights and remedies under the Loan Documents are cumulative and in addition to all other rights and remedies which Beneficiary may have under any other document with Trustor and under applicable law. Beneficiary shall have the right to exercise any one or more of its rights and remedies in connection with the Obligations at Beneficiary's option and in its sole and absolute discretion, without notice to Trustor or any other Person (except as otherwise expressly required by law or under the Loan Documents), and in such order as Beneficiary may determine in its sole and absolute discretion. If Beneficiary holds any collateral in addition to the Property for any of the Obligations, Beneficiary, at its option, shall have the right to pursue its rights or remedies with respect to such other collateral either before, contemporaneously with, or after Beneficiary's exercise of its rights or remedies with respect to the Property. Upon the occurrence of an Event of Default, Beneficiary, at its option, shall have the right to offset against any debt or monies due from Beneficiary to Trustor against all or part of the Obligations.

6.28 Subrogation to Lien Rights. If any or all of the proceeds of the Note or any Future Advance are directly or indirectly used to pay any outstanding Lien against the Property, or if Beneficiary pays or discharges any Lien pursuant to any of the terms of the Loan Documents or under applicable law, Beneficiary shall be subrogated to all rights and liens held by the holder of such Lien, regardless of whether such Lien is reconveyed.

6.29 Joint and Several Liability. Each Person signing this Deed of Trust as Trustor shall be jointly and severally liable to Beneficiary for the performance of Trustor's obligations under the Loan Documents. If Trustor consists of more than one Person, the occurrence of any Event of Default with respect to any one or more of such Persons shall constitute an Event of Default and entitle Beneficiary to exercise its rights and remedies under Article 4 of this Deed of Trust.

6.30 Sale of Loan Documents and Participations. Beneficiary shall have the right to sell, transfer, pledge or assign any or all of Loan Documents or sell, transfer, pledge or assign participations in the Loan Documents to any other Person without notice to or the consent of Trustor or any other Person; provided, however, that no such sale of a participation shall relieve Beneficiary of any of its obligations under the Loan Documents. Beneficiary is authorized to disclose to any participant, assignee or prospective participant or assignee all documents and information in Beneficiary's possession or control relating to Trustor, the Guarantors, the Obligations or the Property, provided that such disclosure shall be made exclusively in connection with the proposed assignment of Loan Documents or sale of a participation. Trustor's obligations to indemnify Beneficiary under the Loan Documents shall apply with respect to each such participant and such participant's officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns, with the same force and effect as the same indemnification obligations apply with respect to Beneficiary and its officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns.

6.31 Applicable Law: Jurisdiction. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Missouri, except that the Guaranties shall be governed by and construed in accordance with the laws of the State of California. Trustor consents to personal jurisdiction over Trustor by the courts of the State of Missouri and agrees that service of process on Trustor may be effected by certified or registered mail, return receipt requested, directed to Trustor at its address shown in this Deed of Trust.

6.32 Successors. Subject to the restrictions contained in the Loan Documents, the Loan Documents shall be binding upon and inure to the benefit of Beneficiary and Trustor and their respective permitted successors and assigns.

6.33 Power ofAttorney. Trustor irrevocably appoints Beneficiary, with full power of substitution, as Trustor's attorney-in-fact, coupled with an interest, with full power, in Beneficiary's own name or in the name of Trustor (a) to take any or all of the actions specified in Article 4 above with respect to the Property; and (b) to sign and record notices of completion, notices of cessation of labor, and any other similar notice or document which Beneficiary determines to be necessary or appropriate to protect its interests in connection with the Obligations. Beneficiary shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power to one or more agents of Beneficiary. Nothing contained in this Deed of Trust shall be construed to obligate Beneficiary to act on behalf of Trustor as attorney-in-fact.

6.34 No Merger. There shall be no merger of any estate in the Property which Trustor acquires after the date of this Deed of Trust with all or any portion of the estate in the Property which Trustor holds as of the date of this Deed of Trust, unless Beneficiary shall expressly agree otherwise in writing.

6.35 Request for Notices. Trustor hereby requests that a copy of any notice of sale as may be required by law be mailed to Trustor at its address stated above.

ARTICLE 7

UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

7.1 Uniform Commercial Code Security Agreement. Article 7 of this Deed of Trust constitutes a security agreement pursuant to the Uniform Commercial Code of the State in which the Property is located (the "Code"). All terms that are used in this

22   TRUSTOR'S INITIALS: /s/ CS mgr.

Article 7 but which are not specifically defined in this Deed of Trust shall have the meanings given go such terms in the Code. To secure payment and performance of the Obligations, Trustor grants Beneficiary a security interest in all now owned and hereafter acquired personal property of Trustor now or hereafter located on the Property or now or hereafter obtained for, used connection with, or otherwise relating to the design, planning, construction, development, use, operation, maintenance, or marketing of the Property (collectively, the "Personal Property Collateral"), including the following: (a) all fixtures, machinery, machines, motor vehicles, tools, parts, equipment, pumps, engines, motors, boilers, incinerators, building materials, inventory, supplies, goods, systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light, elevators and related machinery and equipment, fire prevention and extinguishing equipment, security and access control equipment, plumbing, showers, bath tubs, water heaters, toilets, sinks, stoves, ranges, refrigerators, dishwashers, disposals, laundry equipment, wall, window and floor coverings, partitions, doors, windows, hardware, waste and rubbish removal equipment, recreational equipment, signs, furniture, furnishings, appliances, telephone equipment, computer systems, office equipment and supplies, plants, carpets, rugs, sculptures, art work, mirrors, tables, lamps, beds, television sets, light fixtures, chandeliers, desks, cabinets, bookcases, chairs, sofas, benches, and janitorial and maintenance equipment and supplies, and all substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing; (b) all deposits, advance payments, security deposits, and rental payments made by or on behalf of Trustor to others in connection with the Property and relating to any or all of the following: (i) management or operational services; (ii) marketing services; (iii) architectural, engineering, or design services; (iv) utility services; (v) cleaning, maintenance, security, or repair services; (vi) rubbish or refuse removal services; (vii) sewer services; (viii) rental of furnishings, fixtures or equipment; (ix) parking; or (x) any service similar to any or all of the foregoing; (c) all reports, appraisals, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits, grading permits, and surveys relating to all or part of the Property, and all amendments, modifications, supplements, general conditions and addenda thereto; (d) all trade names, trademarks, trade styles, service marks, domain names, computer software and computer software products, logos, letterheads, advertising symbols, goodwill, telephone numbers, advertising rights, negatives, prints, brochures, flyers, pamphlets and other media items used or intended to be used in connection with the Property; (e) all warranties and guaranties, whether written or oral, from any third Person which directly or indirectly relate to all or part of the Property or personal property described in parts (a) through (d) of this Section 7.1; (f) all legal and equitable claims, causes of action, and rights against architects, engineers, designers, contractors, subcontractors, suppliers, materialmen and any other Persons supplying labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction, development, use, operation, maintenance, or marketing of all or part of the Property; (g) all Condemnation Claims, Condemnation Proceeds, Property Claims (including commercial tort claims), Property Proceeds, Insurance Claims, and Insurance Proceeds (regardless of whether or not Beneficiary required Trustor to obtain or maintain in effect the Insurance Policy or Insurance Policies under which the Insurance Claims arise or the Insurance Proceeds are payable); (h) all real property tax refund claims, general intangibles (including payment intangibles), letters of credit, letter-of-credit rights, supporting obligations, accounts, deposit accounts, documents, instruments, chattel paper (including electronic chattel paper and tangible chattel paper), health-care-insurance receivables, and accounts receivable relating to the design, planning, construction, development, use, operation, maintenance or marketing of all or part of the Property or any business now or hereafter conducted on the Property, including any right to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, however evidenced, including purchase orders, negotiable documents, notes, drafts, acceptances, claims, instruments, insurance policies, and all other forms of obligations and receivables; and (i) all products and proceeds of any or all of the foregoing personal property, including all money, deposit accounts, accounts, chattel paper, documents, notes, drafts, instruments, insurance proceeds, and all other tangible and intangible property resulting from the sale, lease, or other disposition of any or all of the foregoing personal property.

7.2 Filinq. Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items of Personal Property Collateral specified in Section 7.1 above which is or may be part of the Property. Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement. Trustor (a) irrevocably authorizes Beneficiary to file a financing statement with respect to any or all of the Personal Property Collateral and such other financing statements, addenda thereto, and financing statement amendments, termination statements, continuation statements, and assignments in such filing offices or with such other Governmental Authorities as Beneficiary may deem to be necessary or appropriate in order to perfect the security interest granted to Beneficiary under this Article 7 or to otherwise effectuate the terms of this Article 7; (b) agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any or all of such documents in such form as Beneficiary may require to perfect the security interest granted to Beneficiary under this Article 7 or to otherwise effectuate the terms of this Article 7. Trustor shall pay all costs of filing of such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements that Beneficiary may reasonably require.

7.3 Additional Covenants of Trustor. Trustor, at its sole cost and expense, (a) shall give Beneficiary at least thirty (30) days prior written notice of (i) if Trustor is an individual, any change in Trustor's principal residence; (ii) if Trustor is a registered organization as to which the state or other Governmental Authority under which Trustor is organized maintains a public record showing Trustor to have been organized (a "Registered Organization"), any change in the state or Governmental Authority under which Trustor is organized; (iii) if Trustor is an organization which is not a Registered Organization, any change in Trustor's place of business or chief executive office; and (iv) the acquisition or use of a trade name or style by Trustor; (b) shall promptly notify Beneficiary in writing of any claim, lien, security interest, right, encumbrance or any other occurrence which may be adverse to Beneficiary's security interest in the Personal Property Collateral; (c) shall defend the Personal Property Collateral from all claims, liens, security interests, rights, encumbrances and other matters which are adverse to Beneficiary's security interest in the Personal Property Collateral; (d) shall promptly pay all costs and expenses relating to the purchase, ownership, or use of the Personal Property Collateral, including all liens, taxes, assessments and charges of Governmental Authorities levied, assessed or imposed on all or part of the Personal Property Collateral; (e) shall not sell, transfer, pledge, hypothecate, lease or otherwise dispose of or abandon all or part of the Personal Property Collateral without Beneficiary's prior written consent, except for the sale of inventory in the ordinary course of Trustor's business, the disposition of any Personal Property Collateral which is obsolete or which has a de minimus value, and the disposition of any Personal Property Collateral which is promptly replaced with new Personal Property

23   TRUSTOR'S INITIALS: /s/ CS mgr.

Collateral of substantially comparable value and utility; (f) shall not remove any material part of the Personal Property Collateral which consists of tangible personal property from its location on the Property without Beneficiary's prior written consent, except for the sale of inventory in the ordinary course of Trustor's business, the disposition of any Personal Property Collateral which is obsolete or which has a de minimus value, and the disposition of any Personal Property Collateral which is promptly replaced with new Personal Property Collateral of substantially comparable value and utility; (g) shall, upon Beneficiary's request, give notice, in form and substance acceptable to Beneficiary, to any or all account debtors or Persons obligated on an instrument designated by Beneficiary of Trustor's grant of a security interest in any Personal Property Collateral which consists of accounts, contract rights, instruments, documents, or general intangibles (referred to collectively as the "Accounts" and individually as an "Account"); (h) following the occurrence of any Event of Default, shall not compromise, settle, adjust, or grant any discount, credit, or allowance to any Account debtor without Beneficiary's prior written consent; (i) shall undertake any and all other acts necessary or appropriate to maintain, preserve and protect the Personal Property Collateral and Beneficiary's security interest therein, including any actions requested by Beneficiary; and (j) shall execute and deliver to Beneficiary such other documents as Beneficiary may request in order to evidence, effectuate, perfect, maintain, preserve or protect Beneficiary's security interest in the Personal Property Collateral, including security agreements and assignments. If Trustor fails to execute and deliver to Beneficiary any document requested by Beneficiary pursuant Section 7.3(j) within ten (10) days after such request, then Trustor irrevocably appoints Beneficiary, with full power of substitution, as Trustor's attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Trustor, to execute such document on behalf of Trustor. Trustor has set forth above its full and correct name, and Trustor does not presently use any other names or tradenames, except for those tradenames specifically disclosed in writing by Trustor to Beneficiary prior to the recordation of this Deed of Trust. Nothing contained in this Article 7 shall be construed to obligate Beneficiary to act on behalf of Trustor as attorney-in-fact.

7.4 Rights and Additional Remedies of Beneficiary under Uniform Commercial Code. Without limiting Article 4 above, upon the occurrence of an Event of Default, Beneficiary shall have the following additional rights and remedies with respect to the Personal Property Collateral: (a) Beneficiary shall have all the rights and remedies of a secured party under the Code and under any other applicable law, and, at Beneficiary's option, shall also have the right to invoke any or all of the remedies provided in Article 4 of this Deed of Trust with respect to the Personal Property Collateral, and in exercising any of such remedies, Beneficiary may proceed against the items of real property and any items of Personal Property Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Code or of the remedies provided in Article 4 of this Deed of Trust; (b) Beneficiary, at its option, shall have the right (i) to direct any or all Account debtors to make payment directly to Beneficiary; (ii) to demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with all or part of the Personal Property Collateral, including any of the Accounts; (iii) to take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to all or part of the Personal Property Collateral or proceeds of the Personal Property Collateral, including any of the Accounts; and (iv) to file any claim and take any other action which Beneficiary determines to be appropriate for the purpose of collecting any or all of the Accounts and to compromise, adjust or settle Accounts for less than face value thereof, and to execute all releases and other documents in connection therewith; provided, however, that Beneficiary shall not be obligated in any manner to make any demand for or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts; (c) should Beneficiary seek to take possession of any or all of the Personal Property Collateral by court process, Trustor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations; and (d) Trustor irrevocably appoints Beneficiary, with full power of substitution, as Trustor's attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Trustor to take any or all of the actions described in Section 7.4(b) after the occurrence of an Event of Default. Beneficiary, at its option, and whether or not an Event of Default exists, shall at all times have the right [A] to take such actions as Beneficiary determines to be necessary or appropriate to maintain, preserve and protect the Personal Property Collateral and Beneficiary's security interest therein; and [B] to give notice to any Account debtor containing such information and instructions concerning the existence of Beneficiary's security interest and rights in the Personal Property Collateral under this Deed of Trust as Beneficiary determines to be necessary or appropriate to protect its interest.

7.5Fixtures. The Personal Property Collateral in which Beneficiary has a security interest under this Article 7 includes goods which are or may become Fixtures on the Property. This Deed of Trust constitutes a fixture filing pursuant to the terms of Section 9502 of the Code which shall be recorded in the real estate records of the county in which the Property is located and that relates to the Property more particularly described in this Deed of Trust. In that regard, the following information is provided:

Name of Debtor:        Northtown Business Center, L.L.C., a Missouri limited liability company

Address of Debtor:             104 Armour Road, North Kansas City, Missouri 64116

Name of Secured Party:      Imperial Capital Bank

Address of Secured Party:         500 North Brand Boulevard, Suite 2300

                      Glendale, California 91203

                              24      TRUSTOR'S INITIALS: /s/ CS mgr.

NOTICE TO TRUSTOR: THIS DOCUMENT OR THE NOTE SECURED BY THIS DOCUMENT MAY CONTAIN PROVISIONS FOR A VARIABLE INTEREST RATE AND FOR VARIABLE PAYMENT AMOUNTS.

SEE RIDER ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE FOR ADDITIONAL TERMS AND CONDITIONS REGARDING, AMONG OTHER MATTERS, ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION BY TRUSTOR.

TRUSTOR:

Northtown Business Center, L.L.C., a Missouri limited liability company

By:     /s/ Chad Sneed
  Chad Sneed, Manager

25   TRUSTOR'S INITIALS: /s/ CS mgr.

REQUEST FOR FULL RECONVEYANCE

(To be used only when the Note and all other indebtedness

secured by this Deed of Trust have been paid in full)

TO: TRUSTEE

The undersigned is the legal owner and holder of all indebtedness secured by this Deed of Trust. All sums secured by this Deed of Trust have been fully paid and satisfied, and you are hereby requested and directed, on payment to you of all sums owing to you under the terms of this Deed of Trust, to cancel all evidences of indebtedness delivered to you and secured by this Deed of Trust and to reconvey, without warranty, the estate now held by you hereunder to the parties designated by the terms of this Deed of Trust.

MAIL RECONVEYANCE TO:

Northtown Business Center LLC	/s/ Chad Sneed
104 Armour Road	By: Chad Sneed
Kansas City, MO 64116	Title: Manager
Dated: 8/25/06

26   TRUSTOR'S INITIALS: /s/ CS mgr.

DEED OF TRUST

EXHIBIT "A"

LEGAL DESCRIPTION

THE REAL PROPERTY REFERRED TO HEREIN IS ALL THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF NORTH KANSAS CITY, COUNTY OF CLAY, STATE OF MISSOURI DESCRIBED AS FOLLOWS:

SEE EXHIBIT "A" - LEGAL DESCRIPTION ATTACHED HERETO AND MADE A PART HEREWITH.

ASSESSOR'S PARCELITAX ID NO.:   17-605-00-01-007-000
COMMONLY KNOWN AS:      105 WEST 26TH AVENUE
                (130 WEST 23RD AVE AND 115 WEST 26TH AVE)
                        NORTH KANSAS CITY, MISSOURI 64116
END OF LEGAL DESCRIPTION

                                        27              TRUSTOR'S INITIALS: /s/ CS mgr.

Corporation Notary

STATE OF ____________
            )SS.
_________ OF _________

    On this______day of ___________ , 200_, before me, a Notary Public in and for said State, personally appeared ___________, to me personally known, who, being by me duly sworn, did say that he is the President of ___________, a ___________corporation, [and that the seal affixed to the foregoing instrument is the corporate seal of said corporation / and that said corporation has no corporate seal] and that said instrument was signed [and sealed] in behalf of said corporation by authority of its board of directors, and said person acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the__________and State aforesaid.
                            _____________________________
  Notary Public
[SEAL]

My Commission expires:
________________

Individual Notary

STATE OF ____________
            )SS.
_________ OF _________

On this________ day of ______________ , 200_, before me, a Notary Public in and for said State, personally appeared____________ [and _________________ [husband and wife], to me known to be the person/s described in and who executed the foregoing instrument, and acknowledged that s/he/they executed the same as his/her/their free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the____________ and State aforesaid.
                            ___________________
 Notary Public
[SEAL]

My Commission expires:
_____________________

                                    28              TRUSTOR'S INITIALS: /s/ CS mgr.

Partnership Notary

STATE OF Missouri      )
           )SS.
County OF Clay

On this 28th day of August, 2006, before me, a Notary Public in and for said State, personally appeared Chad Sneed , a ~~partner of~~  manager of, a Northtown Bus. Ctr. ~~general/limited~~LLC~~partnership~~, to me personally known to be the person who executed the within instrument in behalf of said partnership and acknowledged to me that s/he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the County and State aforesaid.

Catherine Whorton
Notary Public

[SEAL]
CATHERINE WHORTON
Notary Public - Notary Seal
STATE OF MISSOURI
PLATTE COUNTY
MY COMMISSION EXP. OCT. 5, 2006

My Commission expires:
10-5-06

                                    29              TRUSTOR'S INITIALS: /s/ CS mgr.

Exhibit "A"

All that part of the Northwest Quarter of Section 14, Township 50, Range 33, in North Kansas City, Clay
County, Missouri, being more particularly described as follows: Beginning at a point on the North right of way line of West 23rd Avenue, as established by Document No. B-62157 in Book 773 at Page 454,
North 89 degrees 09 minutes 08 seconds West, 373.50 feet from the West right of way line of Burlington
Street (US Highway Route No. 71), as now established; thence continuing North 89 degrees 09 minutes
08 seconds West along said North right of way line, a distance of 545.08 feet to a point on the East line of that certain tract of land described in Book 366 at Page 294, recorded December 3, 1946; thence
North 0 degrees 50 minutes 52 seconds East along said East line, 240 feet to the Northeast corner of said certain tract of land; thence North 89 degrees 09 minutes 08 seconds West along the North line of said tract of land, 185.78 feet to the Northwest corner thereof, being also a point on the Easterly right of way line of the Burlington Northern Railroad Company (formerly CB&Q Railroad Co.): thence North 7 degrees 31 minutes 44 seconds West along said Easterly right of way line, a distance of 529.57 feet to an angle point therein; thence North 2 degrees 37 minutes 55 seconds East, 52.76 feet to a point on the
South line of that certain tract of land described in Document No. A-72251 in Book 539 at Page 408;
thence South 89 degrees 08 minutes 42 seconds East along the South line of said certain tract of land,
79.42 feet to the Southeast corner thereof; thence North 0 degrees 51 minutes 18 seconds East along the East line of said tract of land, 52 feet to a point on the South right of way line of West 26th Avenue, as now established by Document No. B-62157 in Book 773 at Page 454; thence South 89 degrees 08 minutes 42 seconds East along said South right of way line, 301 feet; thence South 2 degrees 42 minutes 55 seconds West, no longer along said South right of way line, 168.64 feet; thence South 89 degrees 08 minutes 42 seconds East, parallel with said South right of way line, 431.5 feet; thence South
0 degrees 51 minutes 11 seconds West, 700 feet to Point of Beginning.

30